Exhibit 10.33

Overland Properties Pty Ltd

(A.C.N. 080 534 078)

and

Implant Solutions Pty Ltd

(A.B.N. 70 126 288 864)

Lease

Premises:

Ground floor office

759 Springvale Road

Mulgrave

Arnold Bloch Leibler

Ref: PJM:1908926

ABL/6808271v4

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	7.20	Tradespersons	27
	7.21	Energy efficiency disclosure obligations	27

8	Tenant’s maintenance and repair obligations		27

	8.1	Tenant’s general repair obligation	27
	8.2	Tenant’s specific repair obligations	27
	8.3	Tenant must make good damage	28

9	Tenant’s obligations relating to Works		28

	9.1	Approval required	28
	9.2	Approval process	28
	9.3	The Works	29
	9.4	Occupational Health and Safety	29
	9.5	Breach by Tenant	30
	9.6	Completion	30
	9.7	Costs	30
	9.8	Minor Works	31

10	Tenant’s obligations when the Lease ends		31

	10.1	Vacant possession	31
	10.2	Reinstatement	31
	10.3	Signs and Keys	32
	10.4	Tenant must make good	32
	10.5	Storage and ownership of items not removed	32
	10.6	Additional payment pending compliance	32

11	Tenant’s insurance obligations		32

	11.1	Tenant must insure	32
	11.2	Policy requirements	33
	11.3	Payment of premiums	33
	11.4	Tenant must make good damage	33
	11.5	Conduct affecting insurance	33

12	Tenant’s release and indemnification of the Landlord		34

	12.1	Own risk	34
	12.2	Release of Landlord	34
	12.3	Indemnification of Landlord	34

13	Dealings		35

	13.1	Restriction on dealings	35
	13.2	Assignment	35

14	PPSA		37

	14.1	Security Interests	37
	14.2	Receipt of statements	37

15	Landlord’s rights and obligations		37

	15.1	Quiet enjoyment	37
	15.2	Landlord’s insurance	37
	15.3	Common Areas	38
	15.4	Building repairs	38
	15.5	Building Rules	39
	15.6	Building access	39
	15.7	Building name and logo	39
	15.8	Agents	39
	15.9	Owners Corporation	39
	15.10	Easements	39
	15.11	Subdivision	40
	15.12	Landlord’s right to remedy breaches	40
	15.13	Access rights	40
	15.14	Benefit of Tenant’s obligations	40

16	Tenant default and repudiation		40

	16.1	Default	40
	16.2	Fundamental Terms	41
	16.3	Consequences of default or repudiation	41
	16.4	Remedies	41
	16.5	Mitigation	42
	16.6	Indemnity for loss after termination	42

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	16.7	When re-entry by Landlord does not constitute forfeiture	42
	16.8	Waiver	43

17	Damage or destruction of the Premises		43

	17.1	Suspension of Rent	43
	17.2	Reinstatement	44
	17.3	If Tenant is at fault	44
	17.4	Continuation of business	45

18	Demolition		45

19	Entire agreement		45

20	Retail lease warranty		46

21	Building Energy Efficiency Disclosure Act 2010 (Cth)		46

	21.1	Interpretation	46
	21.2	Acknowledgement	46

22	Notices		46

	22.1	Notices by Landlord	46
	22.2	Notices by Tenant	46
	22.3	Receipt	47
	22.4	Requirement for written notice	47

23	General		47

	23.1	Paramountcy of Lease	47
	23.2	Attorneys	47
	23.3	No merger	47
	23.4	Amendment	47
	23.5	Rights, remedies additional	47
	23.6	No deduction or set-off	48
	23.7	Tenant to give Landlord notice of default	48
	23.8	Further assurances	48
	23.9	Counterparts	48
	23.10	Electronic delivery of document	48
	23.11	Interpretation	48
	23.12	Governing law and jurisdiction	48
	23.13	Inconsistent Laws	48
	23.14	Keep confidential	48

24	Condition of Premises		49

25	Car parking		49

26	Early access		49

27	Reception Desk		50

28	Lease incentive - Rent Abatement		51

29	Compensation for Rent Abatement		52

	SCHEDULE 1 - BUILDING RULES		54

	SCHEDULE 2 - GUARANTEE		56

	EXECUTION PAGE FOR LEASE		57

	ATTACHMENT 1 - PLAN OF PREMISES		58

	ATTACHMENT 2 - CONDITION REPORT		60

	ATTACHMENT 3 - CAR PARKING LICENCE		61

	PARTICULARS		61

	TERMS AND CONDITIONS OF LICENCE		62

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1	Background		62

2	Definitions and Interpretation		62

	2.1	Definitions	62
	2.2	Interpretation	62

3	Grant of Licence		62

4	Payments by Licensee		62

	4.1	Licence Fee	62
	4.2	Review of Licence Fee	63
	4.3	Security Pass	63
	4.4	Other payments	63

5	Incorporation of Lease terms		63

6	Licensee’s obligations		63

	6.1	Obligations	63
	6.2	Restrictions	64

7	Licensor’s rights		64

8	Termination		65

9	Dealings		65

10	Nature of Licence		65

11	General		65

	11.1	Entire agreement	65
	11.2	Paramountcy of Licence	65
	11.3	No merger	65
	11.4	Attorneys	66
	11.5	Amendment	66
	11.6	Severability	66
	11.7	Waiver	66
	11.8	Rights, remedies additional	66
	11.9	No deduction or set-off	66
	11.10	Further assurances	66
	11.11	Counterparts	66
	11.12	Governing law and jurisdiction	66
	11.13	Execution	66

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PARTICULARS OF LEASE

1	LANDLORD	Overland Properties Pty Ltd
(A.C.N. 080 534 078)
Suite 405, 55 Grafton Street Bondi Junction NSW 2022

		Tel: 02 9976 2555	Ref: Chris Coore

		Fax: 02 9976 2561	E-mail: manlywharf@tmgdev.com.au

2	TENANT	Implant Solutions Pty Ltd
(A.B.N. 70 126 288 864)
Unit 23, 1866 Princes Highway, Clayton
Trading as: Osteon Medical

		Tel: (03) 9264 0111	Ref: Michael Tuckman

		Fax:	E-mail: michael@osteonmedical.com

3	GUARANTOR	Not applicable

4	LAND	The land described as 745-767 Springvale Road, Mulgrave (including and extending back to Peters Road at the rear) including the land described in Certificate of Title Volume 10315 Folio 759

5	BUILDING	The building known as the “Adidas Building” (known as 759-767 Springvale Road) and other improvements on the Land from time to time

6	PREMISES	That part of the ground floor level of the Building facing Springvale Road and which is identified on the Plan and excludes the small storeroom of 13.2 m2 behind the reception desk as identified on the Plan which is occupied as a storeroom by the Level 1 tenant

7	TERM	8 years

8	COMMENCEMENT DATE	1 December 2018

9	RENT	$318,934.00 per annum plus GST (calculated at the rate of $190.00 m2 but as a concession based on a deemed area of 1,678.60 m2)

10	RENT REVIEW AND ADJUSTMENT

		Review Dates	Method of review or adjustment (Market/CPI Adjustment/Fixed Adjustment)	%/Fixed Amount (for Fixed Adjustment Dates)

		1st anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

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		2nd anniversary of Commencement Date	Mixed adjustment (based on a deemed area of 1,678.60 m2)	Greater of CPI and 3%

		3rd anniversary of Commencement Date	Mixed adjustment (based on a deemed area of 1,678.60 m2)	Greater of CPI and 3%

(To be recalculated on the actual lettable area of 2,408.30 m2 based on an actual first Lease Year Rent of $457,577.00 and assuming annual increases by Mixed Adjustment since the Commencement Date)		4th anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

		5th anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

		6th anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

		7th anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

11	FURTHER TERM

		Term:	5 years

		Commencement Date:	1 December 2026

Rent review and adjustment:

		Review Dates	Method of review or adjustment (Market/CPI Adjustment/Mixed Adjustment)	%/Mixed Amount (for Mixed Adjustment Dates)

		Commencement Date	Market	But not less than 103%

		1st anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

		2nd anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

		3rd anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

		4th anniversary of Commencement Date	Mixed adjustment	Greater of CPI and 3%

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		Period for exercise of the option for the Further Term:	not more than 12 months nor less than 6 months before the end of the Term

		Clauses which will not apply in the lease for the Further Term:	24, 26, 28 and 29

12	PERMITTED USE	Office and light CNC production, laboratory, packaging and warehousing for medical products (and the parties agree that the Premises may not be used wholly or predominantly for any retail purpose)

13	SECURITY AMOUNT	An amount equal to 12 months ‘Rent from time to time plus GST on that amount.

If during the period of the first 3 Lease Years the Tenant has not committed any material breach of the Lease and has otherwise satisfactorily performed its obligations under this Lease, the Landlord agrees to reduce the amount of the required Bank Guarantee to the amount equivalent to 6 months ‘Rent from time to time plus the GST attributable to it.

14	CORE BUILDING HOURS	8.00 a.m. to 6.00 p.m.

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LEASE TERMS AND CONDITIONS

1	Definitions and Interpretation

1.1	Definitions

In this Lease, unless the context requires otherwise, words and phrases described in the Particulars of Lease have the same meanings when used in this Lease, and other terms used in this Lease are defined below:

“Accounting Year” means a period of 12 consecutive months adopted by the Landlord from time to time for the recovery of Building Outgoings which at the Commencement Date is the period 1 July to 30 June.

“Act” means the Retail Leases Act 2003 (Vic).

“Approval” means any permit, approval, authorisation, consent or licence.

“ASX” means ASX Limited ACN 008 624 691.

“Authority” means any authority having jurisdiction over the Land, the Building or the Premises (including their occupation, use or development) including any governmental, municipal statutory or public body, department, agency or entity, or any Owners Corporation or service provider.

“Bank” means a corporation authorised by law to carry on the general business of banking in Australia whose identity is approved by the Landlord.

“Bank Guarantee” means an irrevocable and unconditional undertaking without an expiry date (or if it does have an expiry date then the expiry date must not be earlier than the expiration of 6 months after the expiration of the Term) from a Bank in favour of the Landlord to pay on demand to the Landlord the amount specified in Item 13 on terms and conditions acceptable to the Landlord.

“BEED Act” means the Building Energy Efficiency Disclosure Act 2010 (Cth).

“BEED Determination” means the Building Energy Efficiency Disclosure (Disclosure Affected Buildings) Determination 2015.

“Building Outgoings” means all amounts incurred or payable by the Landlord in respect of the Building and the Land and their ownership, operation, management, repair and maintenance including amounts attributable to:

(a)	(utilities) gas, electricity, telephone, water and other services;

(b)	(Rates and Taxes) Rates and Taxes including:

(i)	land tax calculated on the basis that the Land is the only land owned by the Landlord in the State of Victoria; and

(ii)

all Rates and Taxes (and any other Costs which the Landlord incurs or becomes liable for) in respect of or incidental to the implementation of and compliance with a carbon pollution reduction or emissions trading scheme (or other Environmental Law with a similar objective);

(c)	(insurances) insurances including public risk and consequential loss insurance, and expenses payable on claims;

(d)	(maintenance and repair) the maintenance and repair of the Building;

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(e)

(Building Services) the provision, running, maintenance, repair, servicing, testing and monitoring of the Building Services and Essential Safety Measures, including the Cost of any service and maintenance contracts and the fees paid to any specialist contractor;

(f)

(other facilities and services) the provision of any other facility or service for tenants of the Building including pest control, garbage removal, equipment cleaning and hiring, provision of a directory board, and security;

(g)

(Common Areas) the provision of cleaning services, refuse collection, lighting, security, landscaping, gardening and other services to the Common Areas and the provision and upkeep of any common toilet facilities; and

(h)

(management) the management, administration, control and security of the Building and the Land including the Costs associated with employing building managers and other staff, auditing and accountancy fees and managing agent fees.

“Building Rules” means any rules adopted by the Landlord from time to time for the use and management of the Building and the Land. The rules current at the Commencement Date are set out in Schedule 1.

“Building Services” means all services in or supplied to the Building or the Land (including power, water, drainage, telecommunications, heating, air-conditioning, security, fire prevention and detection and Essential Safety Measures) and all equipment, plant and machinery and pipes, wires, ducting and other means of providing these services to the Building or the Land.

“Business Day” means a day on which Banks are open for general banking business in Melbourne, excluding Saturdays, Sundays and public holidays.

“Claim” means any claim, notice, demand, action, proceeding, litigation, investigation or judgment, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

“Common Areas” means all those areas in the Building or on the Land provided by the Landlord from time to time for common use by tenants of the Building or the general public.

“Confidential Information” means:

(a)	the terms and conditions of this Lease; and

(b)	all information disclosed by (or on behalf of) the Landlord to the Tenant (or anyone on behalf of the Tenant) in connection with this Lease.

“Consideration” has the meaning given by section 195-1 of the GST Act.

“Contamination” means the presence in or under land or groundwater of a substance, gas, odour or heat at a concentration above the concentration at which such substance, gas, odour or heat is normally present and being a presence that:

(a)	fails to comply with any Environmental Law;

(b)	fails to comply with any standard prescribed for that matter; or

(c)	presents, or may present, a risk of harm to human health or the Environment.

“Controller” means, in relation to a party’s property:

(a)	a receiver or receiver and manager of that property; or

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(b)	anyone else who (whether or not as agent for that party) is in possession, or has control of that property to enforce an Encumbrance.

“Core Building Hours” means the hours specified in Item 14 on Business Days.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Cost” means any cost, charge, expense, outgoing, payment, fee, liability or penalty of any kind, including legal and professional fees.

“CPI” means the Consumer Price Index (All Groups) for the city of Melbourne published by the Australian Bureau of Statistics (or any other index published in substitution for this index).

“Disclosure Affected Area of a Building” has the meaning given in the BEED Act.

“Duty” means any duty charged pursuant to the Duties Act 2000 (Vic) (or similar duties under the Laws of any jurisdiction).

“Effective Control” means:

(a)	in respect of a corporation:

(i)	control of the composition of the board of directors of;

(ii)	the ability to cast more than one half of the maximum votes that might be cast at a general meeting of;

(iii)	control of more than one half of the issued capital in; or

(iv)	the capacity to determine the outcome of decisions about the financial and operating policies of,

that corporation or any holding company (including the ultimate holding company) of that corporation, and

(b)	in respect of a trust estate:

(i)	the right to remove or appoint a trustee;

(ii)	the right to control (directly or indirectly) the manner in which the trustee of that trust estate deals with the income or the capital of the trust estate; or

(iii)	the right to nominate or alter the beneficiaries of that trust estate.

“Electronic Transmission” means the giving of a document by one party to another by:

(a)	transmitting the document by email; or

(b)

transmitting, by email, notification that the document is given together with a hyperlink at which the document can be viewed and downloaded or the web address where the document can be viewed and downloaded.

“Encumbrance” means any mortgage, lien, hypothecation, charge, security interest, bill of sale, caveat, pledge, claim, trust arrangement, preferential right, right of set-off, title retention or other form of encumbrance.

“Environment” has the meaning given in the Environment Protection Act 1970 (Vic).

“Environmental Initiatives” means any initiatives established to promote the sustainable management of the Building and minimise any adverse environmental impact caused by its operation (including initiatives regarding energy usage and waste generation).

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“Environmental Law” means any Law concerning the protection or enhancement of the Environment, or the health or safety of persons, including Laws relating to:

(a)	emissions of substances (including greenhouses gases) into the Environment;

(b)	pollution of the Environment (including a carbon pollution reduction or emissions trading scheme);

(c)	energy and resource efficiency;

(d)	production, handling, transportation and disposal of hazardous substances or dangerous goods;

(e)	land use and planning; and

(f)	public health and occupational health and safety.

“Environmental Notice” means any notice, order, guideline, direction or requirement issued under any Environmental Law.

“Essential Safety Measures” has the meaning given in the Building Regulations 2006 (Vic).

“Exclusive Building Services” means those Building Services which are installed in and exclusively serve the Premises or which are located outside of but exclusively serve the Premises.

“Existing Fit-Out” means that part of the Landlord’s Property which comprises any fixtures, fittings, furnishings, plant and equipment and other items in the nature of fit-out left at the Premises by a prior occupant and which now belong to the Landlord (if any).

“Fundamental Term” has the meaning given in clause 16.2(a).

“Further Terms” means the further terms (if any) specified in Item 11.

“GST” has the meaning given by section 195-1 of the GST Act.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“GST Amount” means the amount of GST payable in respect of a Taxable Supply under or in connection with this Lease.

“GST Rate” means the GST rate from time to time provided for in the A New Tax System (Goods and Services Imposition - General) Act 1999 (Cth), which rate is 10% at the Commencement Date.

“Guarantee” means a deed of guarantee and indemnity in the form of Schedule 2.

“Guarantor” the persons specified in Item 3 and includes any person (if any) who is jointly or jointly and severally liable with the Tenant for, or who has guaranteed (whether alone or jointly or jointly and severally or severally) to the Landlord, the payment of the Rent or the performance and observance of the Tenant’s obligations contained or implied in this Lease.

“Initial Commencement Date” means the earlier of:

(a)	the Commencement Date;

(b)	if this Lease is one in a series of consecutive leases (whether granted pursuant to the exercise of options or otherwise) the commencement date of the first lease in that series (“Initial Lease”); and

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(c)

the date that the Tenant or, if applicable, the tenant under the Initial Lease, first took occupation of the Premises, whether under this Lease, the Initial Lease or any other occupancy of all or any part of the Premises.

“Input Tax Credit” has the meaning given by section 195-1 of the GST Act.

“Insolvency Event” means the occurrence of any of the following events in relation to any person:

(a)	it becomes insolvent as defined in the Corporations Act, states that it is insolvent or is presumed to be insolvent under an applicable Law;

(b)	it is wound up, dissolved or declared bankrupt or takes, or tries to take, advantage of Part X of the Bankruptcy Act 1966 (Cth);

(c)	it becomes an insolvent under administration as defined in the Corporations Act;

(d)

a liquidator, provisional liquidator, Controller, administrator, trustee for creditors, trustee in bankruptcy or other similar person is appointed to, or takes possession or control of, any or all of its assets or undertaking;

(e)	it enters into or becomes subject to:

(i)	any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors; or

(ii)	any re-organisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;

(f)

an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken which is preparatory to or could result in any of (b), (c), (d) or (e) above;

(g)	it is taken, under section 459F(1) of the Corporations Act, to have failed to comply with a statutory demand;

(h)	it suspends payment of its debts, ceases or threatens to cease to carry on all or a material part of its business or becomes unable to pay its debts when they fall due;

(i)	any matter relating to it becomes subject to an investigation under the Australian Securities and Investments Commission Act 2001 (Cth) or the Corporations Act;

(j)	it dies or ceases to be of legal capacity or is otherwise incapable of managing its own affairs; or

(k)

anything occurs which has a substantially similar effect to any of the events listed in the other paragraphs of this definition or any action is taken that is preparatory to or could result in any of those events.

“Institute” means the Victorian Division of the Australian Property Institute Inc.

“Item” refers to an item in the Particulars of Lease.

“Keys” means any key, access card, access code or other device required to access the Premises, the Building or the Land.

“Land” means the Land specified in Item 4 and any additional land which the Landlord owns, develops, controls or uses, from time to time, in conjunction with that land.

“Landlord” means the party specified in Item 1 and includes any other person who will be entitled to possession of the Premises when this Lease ends.

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“Landlord Payment” means an amount paid or payable by the Landlord to a third party for the acquisition of goods or services by the Landlord.

“Landlord’s Consultant” means any advisor to the Landlord (such as an architect, engineer, valuer or other professional person) considered by the Landlord to have the necessary qualification or experience relevant to any particular task.

“Landlord’s Notice” has the meaning given in clause 4.2(b).

“Landlord’s Property” means all plant, equipment, machinery, furniture, chattels, fixtures and fittings and other property in the Premises from time to time belonging to, or supplied by, the Landlord including the Exclusive Building Services and the Existing Fit-Out.

“Law” means any law whether that law arises under common law or pursuant to any act, statutory instrument, regulation, order, ordinance, rule, by-law, proclamation, control, Approval, notice or directive of any Authority or otherwise, and includes any law relating to or affecting:

(a)	the Premises, the Building or the Land or their occupation, use or development;

(b)	fire prevention and detection or Essential Safety Measures;

(c)	insurance;

(d)	Works; or

(e)	the Environment.

“Lease Year” means each 12 month period of the Term and:

(a)	the first Lease Year commences on the Commencement Date;

(b)	each subsequent Lease Year commences on the corresponding day of each succeeding year; and

(c)	a Lease Year may include a proportionate period between the end of the last complete Lease Year and the expiry or sooner termination of the Term.

“Loss” means any loss, damage (including death or injury) or Cost of any kind.

“Market Review Dates” means those Review Dates specified in Items 10 or 11 (if any) upon which a market review of the Rent is stated to occur.

“Minor Works” means Works which:

(a)	are non-structural;

(b)	do not require any Approval; and

(c)	do not affect the Building Services or the external appearance of the Building.

“Mixed Adjustment Dates” means those Review Dates specified in Items 10 or 11 (if any) upon which a Mixed Adjustment of the Rent is stated to occur.

“Mixed Adjustment” means that the Rent is to be increased by the greater of:

(a)	the fixed percentage increase of 3% as required under clause 4.5; or,

(b)	by increase by a CPI Adjustment in accordance with the formula specified in clause 4.4.

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The Rent must to be recalculated as from the start of the fourth Lease Year on the actual lettable area of 2,408.30 m2 starting from the notional commencing Rent for the first Lease Year of $457,577.00 for that actual lettable area but incorporating annual increases by Mixed Adjustment since the Commencement Date.

“NABERS” means the National Australian Built Environment Rating Scheme administered by the NSW Office of Environment and Heritage (or by any successor or other body administering NABERS from time to time) or any equivalent replacement scheme.

“Notice” means any notice, request, demand, statement, consent, approval, offer, agreement or other communication.

“OHS Legislation” means the Occupational Health and Safety Act 2004 (Vic) and the Occupational Health and Safety Regulations 2007 (Vic).

“Out of Hours Charge” means an additional charge nominated by the Landlord from time to time which in its opinion is referable to the Tenant’s use of the Premises outside of the Core Building Hours.

“Owners Corporation” has the meaning given in the Subdivision Act 1988 (Vic).

“Owners Corporation Covenant” means any obligation under this Lease which the Landlord is unable to lawfully comply with, or any right or discretion which the Landlord is unable to exercise, because the lawful right, entitlement or power to carry out such obligation or exercise such right or discretion is vested in and exercisable by an Owners Corporation.

“Particulars of Lease” means the Particulars of Lease to which these Lease Terms and Conditions are attached.

“Payment” means any Consideration (except the GST Amount) payable or to be provided by a party to any other party under or in connection with this Lease, including but not limited to the Rent.

“Plan” means the plan which is Attachment 1 to this Lease.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“Premises” means:

(a)	the premises described in Item 6 the boundaries of which are:

(i)	the lower surface of any ceiling provided by the Landlord (above any ceiling tiles or other covering provided by the Landlord);

(ii)	the upper surface of any floor provided by the Landlord (beneath any floor tiles or other floor covering provided by the Landlord); and

(iii)	the centre line of inter-tenancy walls and the internal surface of any other walls (under any wall covering); and

(b)	the Landlord’s Property.

“Principal Contractor” has the meaning given in the OHS Legislation.

“Property Law Act” means the Property Law Act 1958 (Vic).

“Rates and Taxes” means any rates, taxes, levies, charges, assessments, duties, impositions, deductions and fees (including any related interest, penalties and fines) imposed by any Authority on or in respect of the Premises, the Building or the Land, or their ownership, use or occupation.

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“Rent” means the annual rent specified in Item 9, as reviewed or adjusted under this Lease.

“Review Dates” means the dates specified in Items 10 or 11 (if any) upon which a review or adjustment of the Rent under this Lease is stated to occur.

“Security Interest” has the meaning given in the PPSA.

“Taxable Supply” has the meaning given by section 195-1 of the GST Act.

“Tenant” means the party specified in Item 2 and includes, where not contrary to the context, the Tenant’s Agents.

“Tenant’s Agents” means the Tenant’s subtenants, employees, contractors, agents, licensees, franchisees, concessionaires, invitees, clients, customers or visitors or, where the context permits, any person for whom the Tenant is responsible and any other person claiming through or under the Tenant.

“Tenant Service Agreement” means any agreement or contract with another party for the provision of services to the Premises (including the supply of utilities or telecommunications) which involves works or the installation of cables, equipment or other items:

(a)	in parts of the Building which are outside of the Premises;

(b)	which may overload, jeopardize or prejudice the proper working of the Building Services or restrict their current or future operating capacity; or

(c)	which may affect the Premises or the Building or the Landlord’s ability to lease the Building.

“Tenant’s Notice” has the meaning given in clause 4.2(c).

“Tenant’s Property” means all equipment, machinery, furniture, chattels, stock, fixtures and fittings and other property in the Premises from time to time other than the Landlord’s Property.

“Tenant’s Proportion” means the proportion determined by the Landlord having regard to the proportion which the lettable value or area of the Premises bears to the total lettable value or area of the property to which such item relates, or which derives benefit from that item, and taking into account any special factors.

“Term” means the term specified in Item 7 commencing on and from the Commencement Date and, where the context requires, any period of extension or renewal of that term and any period of overholding under clause 2.3.

“Valuer” means a member of the Institute that has at least 5 years’ experience in valuing rentals in comparable premises in the vicinity of the Building.

“Works” means any works (including Minor Works) to at or in the Premises (including alterations, additions, modifications, improvements, earthworks, the installation of fixtures, fittings, plant or equipment and works associated with make good and reinstatement) whether carried out before or after the Initial Commencement Date.

1.2	Words and expressions

In this Lease, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	words denoting any gender include all genders;

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(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a party, clause, paragraph, schedule or attachment is a reference to a party, clause, paragraph, schedule or attachment to or of this Lease;

(e)	a reference to this Lease includes any schedules or attachments;

(f)	headings are for convenience and do not affect interpretation;

(g)	the background or recitals to this Lease are adopted as and form part of this Lease;

(h)	a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(i)	a reference to “$”, “A$” or “dollar” is a reference to Australian currency;

(j)	a reference to a time is a reference to Australian Eastern Standard Time or Australian Eastern Daylight Time, whichever is appropriate;

(k)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(I)	a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;

(m)	words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;

(n)	a reference to any legislation or to any provision of any legislation includes:

(i)	any modification or re-enactment of the legislation;

(ii)	any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and

(iii)	where relevant, corresponding legislation in any Australian State or Territory;

(o)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Lease or any part of it;

(p)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation; and

(q)	the obligations and powers implied in leases by the Transfer of Land Act 1958 (Vic) do not apply to this Lease unless expressly incorporated in it.

1.3	Other rules of interpretation

In this Lease, unless expressly provided otherwise:

(a)

(Approvals) if the doing of any act, matter or thing requires the Approval or agreement of any party, that Approval or agreement may be given conditionally or unconditionally or withheld in that party’s absolute discretion and is not deemed to have been given unless it is given in writing;

(b)	(joint and several liability) a promise, representation or warranty given by or in favour of two or more persons under this Lease is given by them or for their benefit jointly and severally;

(c)	(rights and powers subject to statute) the parties acknowledge that:

(i)

the exercise of a right or power under this Lease, including a right to terminate, may from time to time be subject to a statutory stay, limitation or restriction, including under Parts 5.1, 5.2 and / or 5.3A of the Corporations Act; and,

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(ii)	they must make their own searches, investigations, enquiries and evaluations in relation to any exercise or proposed exercise of a right or power under this Lease;

(d)

(Business Days) subject to clause 4.10 (b), if the day on or by which any act, matter or thing is to be done is a day other than a Business Day, the act, matter or thing must be done on the next Business Day;

(e)

(area of Premises) for the purpose of determining the area of the Premises (or any part or parts of it) the Property Council of Australia Limited Method of Measurement of Buildings current at the relevant time appropriate to the dominant nature and Permitted Use of the Premises must be used; and

(f)	(inconsistency within document) if a clause of this Lease is inconsistent with a schedule or attachment of this Lease, the clause prevails to the extent of the inconsistency.

2	Lease of the Premises and the Term

2.1	Grant of Lease

The Landlord leases the Premises to the Tenant and the Tenant takes the Premises together with the right, in common with others, to use the Common Areas for their intended purposes, for the Term at the Rent and on and subject to the terms and conditions of this Lease.

2.2	Reservations

The Landlord reserves the exclusive right to:

(a)	(services) use the Premises for the passage of Building Services and any other services;

(b)	(access) subject to clause 15.13, enter the Premises (with other persons that it authorises, including its contractors) in order to:

(i)	view its state of repair;

(ii)	carry out any Works considered necessary or desirable by the Landlord;

(iii)	inspect, repair, renovate and maintain the Building, the Building Services or the Land;

(iv)	comply with any Law;

(v)	obtain information, carry out tests and undertaking auditing to enable it to comply with its disclosure obligations under the BEED Act or obtain a NABERS rating for the Building (or any part of it);

(vi)	show prospective tenants or purchasers around the Premises; or

(vii)	perform any of its obligations or exercise any of its rights under this Lease including remedying a default of the Tenant under this Lease;

(c)

(“To Let”) display on the exterior or interior of the Premises a “To Let” or “For Lease” sign (or any sign of a similar nature) of reasonable size during the last 6 months of the Term (if by then the Tenant is not entitled to a renewal or extension of this Lease); and

(d)

(“For Sale”) display on the exterior or interior of the Premises a “For Sale” sign (or any sign of a similar nature) of reasonable size if the Landlord proposes to sell the Premises at any time during the Term.

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2.3	Holding over

If, without the Landlord objecting, the Tenant remains in possession of the Premises after the end of the Term:

(a)	the Tenant is a monthly tenant on the terms and conditions of this Lease but modified so as to apply to a monthly tenancy;

(b)	either party may end the tenancy by giving one month’s notice to the other which may expire at any time;

(c)	the monthly rent starts at one twelfth of 105% of the Rent which the Tenant was paying immediately before the Term ended unless a different rent has been agreed; and,

(d)	the Landlord may increase the monthly rent by giving the Tenant one month’s notice at any time.

3	Option to renew

3.1	Exercise of option

(a)

If the Tenant serves a notice on the Landlord within the period for exercise of the option for the Further Term specified in Item 11 (if any) requesting a lease renewal for that specified Further Term then the Landlord must, subject to clause 3.2, renew this Lease for that Further Term in accordance with clause 3.3.

(b)	Time is of the essence for service of the notice by the Tenant under clause 3.1 (a).

3.2	Conditions precedent

The Landlord is not required to renew this Lease for the Further Term if the Tenant has:

(a)	persistently failed to pay the Rent or other payments due on the due dates for payment;

(b)	persistently breached any of its obligations under this Lease about which the Landlord has given the Tenant notice; or

(c)	failed to remedy any breach of its obligations under this Lease about which the Landlord has given the Tenant notice.

3.3	Terms of Lease renewal

The Lease for the Further Term must be on the same terms and conditions as are contained in this Lease except that:

(a)	the Lease must be amended to reflect any agreed changes made to it during the Term, including assignment;

(b)

the Particulars of Lease must be changed to reflect the details of the relevant Further Term specified in Item 11 (including the Rent in Item 9 which must be changed to reflect the amount determined in the manner specified in Item 11) and where relevant to reflect any other necessary changes;

(c)	the Lease must be changed to omit the clauses which are stated in Item 11 as not applying to the lease of the Further Term;

(d)	Item 11 must be deleted and replaced with “Item 11 Further Term - None” and this clause 3 must be deleted and replaced with “Clause 3 - Not used”; and

(e)

the Tenant must provide any lease security required under clause 6 and, if applicable, must procure that any existing Guarantors confirm that their existing guarantee and indemnity remains in full force and effect and extends to the Tenant’s obligations under the Lease during the Further Term.

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3.4	Completion of the Lease for the Further Term

The Tenant must promptly:

(a)	execute the Lease for the Further Term;

(b)	procure that all Guarantors execute any Guarantee or other document required by clause 3.3(e); and,

(c)	return all the executed documents and the required lease security to the Landlord.

4	Payments by the Tenant to the Landlord

4.1	Rent

(a)	Payment

The Tenant must pay the Rent to the Landlord without demand or deduction or set-off in the manner and at such place as the Landlord directs from time to time and must authorise payment of the Rent by direct debit from its bank account if asked to do so by the Landlord.

(b)	Instalments

The Rent must be paid by equal consecutive monthly instalments in advance by not later than the first day of each month (and the first and last payments if necessary will be proportionate ones).

(c)	First payment

The first Rent payment must be made on or before the Commencement Date.

4.2	Market Review

(a)	Method of determination

With effect from a Market Review Date the Rent will be determined in the manner set out in this clause 4.2.

(b)	Landlord’s Notice

(i)	The Landlord may serve notice on the Tenant stating its intention to review the Rent at a Market Review Date to the amount stated in that notice (“Landlord’s Notice”).

(ii)

The Landlord will not lose its right to have the Rent reviewed under this clause 4.2 with effect from the relevant Market Review Date if it fails to give a Landlord’s Notice by, or within a reasonable period after, the relevant Market Review Date so long as it gives the Landlord’s Notice before the next Review Date (or the end of the Term if applicable).

(iii)

If the Landlord does not give the Landlord’s Notice before the next Review Date (or the end of the Term if applicable) then the Rent payable with effect from the relevant Market Review Date will not change.

(c)	Tenant’s Notice

If a Landlord’s Notice is served and the Tenant objects to the amount stated in the Landlord’s Notice the Tenant may, by giving notice to the Landlord (“Tenant’s Notice”) within 30 days after receiving the Landlord’s Notice, require that a Valuer determines the current market rent of the Premises at the relevant Market Review Date. Time is of the essence for service of the Tenant’s Notice.

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(d)	Timing of Tenant’s Notice

If for any reason a valid Tenant’s Notice is not given in accordance with clause 4.2(c) the Rent payable from the relevant Market Review Date will be the amount stated in the Landlord’s Notice.

(e)	Appointment of Valuer

(i)

If the parties do not agree on the Rent to be payable from the relevant Market Review Date within 7 days after the Landlord receives the Tenant’s Notice then the Landlord must request the senior office bearer of the Institute at that time to nominate a Valuer to determine the current market rent of the Premises at the relevant Market Review Date.

(ii)

The parties must agree to the reasonable terms of the Valuer’s appointment and must execute any documentation and do all things reasonably necessary to secure the appointment and facilitate the Valuer’s determination including complying with any directions given by the senior office bearer of the Institute as to the terms of the Valuer’s appointment.

(iii)	The Valuer must:

(A)	act as expert and not arbitrator;

(B)	call for the parties to give submissions; and

(C)	consider any submissions which are made by the parties within 21 days of their being informed of the Valuer’s appointment.

(iv)

The Valuer’s determination is final and binds the parties. Each party must pay half of the Valuer’s fees unless the Valuer determines that the current market rent of the Premises is equal to or greater than the amount stated in the Landlord’s Notice in which case the Tenant must pay all of the Valuer’s fees.

(f)	Determination by Valuer

In determining the current market rent of the Premises at the relevant Market Review Date the Valuer must (in addition to any other relevant matters):

(i)	subject to clause 4.2(f)(v)(C), have regard to current market rents for comparable premises in the vicinity of the Premises (whether such rents are initial or reviewed rents);

(ii)	have regard to the terms and conditions of this Lease;

(iii)	value the Premises on a floor by floor basis if the Premises consist of more than one floor;

(iv)	assume that:

(A)

the Premises are available to be leased by a willing landlord to a willing tenant for a term equal to the whole term of this Lease (including any options for renewal) and on the basis that the Tenant is an existing tenant of the Premises;

(B)	the Premises are fit for immediate occupation and use by the Tenant; and

(C)	the Tenant has met all its obligations under this Lease; and

(v)	ignore:

(A)

the Tenant’s Property and all improvements which the Tenant has made to the Premises and which the Tenant is required to remove at the end of the Term (except to the extent that the cost of such improvements was paid, or contributed to, by the Landlord);

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(B)	the goodwill of the Tenant’s business conducted from the Premises; and

(C)	rents payable by subtenants for comparable premises in the vicinity of the Premises; and

(vi)

make no deduction on account of any lease incentive, concession or inducement paid, given or provided by the Landlord to or on behalf of the Tenant in relation to the grant of this Lease or by a landlord to a tenant in respect of comparable premises.

(g)	Amount of Rent

Subject to clause 4.2(h), if the Valuer determines the current market rent of the Premises in accordance with the provisions of clause 4.2(f) this amount will be the Rent payable from the relevant Market Review Date.

(h)	Limitation on market review

Despite any other provision of this Lease, if the Rent determined by the Valuer in accordance with the provisions of clause 4.2(f) is less than 103% of the Rent payable by the Tenant during the 12 months immediately preceding the relevant Market Review Date then the Rent payable with effect from the relevant Market Review Date will be 103% of the Rent payable by the Tenant during the 12 months immediately preceding the relevant Market Review Date.

(i)	Interim payment

(i)

If the new Rent has not been ascertained by the relevant Market Review Date then, until it is, the Tenant must pay the amount stated in the Landlord’s Notice (or, if a Landlord’s Notice has not been given the Rent payable prior to the relevant Market Review Date) on account of the new Rent.

(ii)

Within 14 days of the new Rent being ascertained the Tenant must pay or the Landlord must refund the amount which equals the difference between the new Rent and the amount actually paid by the Tenant on account of the new Rent.

4.3	Mixed adjustment

On a Mixed Adjustment Date the Rent will be determined by Mixed Adjustment as defined in clause 1.1 and Items 10 and 11.

4.4	CPI adjustment

(a)	On a CPI Adjustment Date, the Rent will be adjusted according to the following formula:

New R	=	the greater of:

(1) Current R x (CPI ÷ CPIX); and

(2) Current R

Where:

New R	=	the Rent payable from the relevant CPI Adjustment Date

Current R	=	the Rent payable immediately before the relevant CPI Adjustment Date

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CPI	=	the CPI number published for the quarter ending immediately before the relevant CPI Adjustment Date

CPIX	=	the CPI number published for the quarter ending immediately before the immediately preceding Review Date or, where there is no earlier Review Date, the quarter ending immediately before the Commencement Date

(b)	lf the base of the CPI is changed between the two comparison dates an appropriate compensating adjustment must be made so that a common base is used.

4.5	Fixed adjustment

On a Fixed Adjustment Date the Rent will be:

(a)	increased by the fixed percentage; or

(b)	changed to the fixed amount, specified in Item 10.

4.6	Charges

The Tenant must pay to the assessing Authority or pay or reimburse to the Landlord (as directed by the Landlord) without deduction or set-off:

(a)	the whole (or where appropriate if not separately assessed then the Tenant’s Proportion) of:

(i)	all charges for gas, electricity, telephone, water and all other services used in or charged against the Premises including the cost of connecting and installing separate meters if required;

(ii)	the Costs of operating and maintaining the Exclusive Building Services;

(iii)	the Costs incurred or payable by the Landlord in respect of any cleaning or garbage removal service it may provide for the Premises; and

(iv)

all Rates and Taxes (including land tax calculated on the basis that the Land is the only land owned by the Landlord in the State of Victoria) to the extent that they are not included in Building Outgoings;

(b)	all charges connected with the operation of the Tenant’s business at the Premises including licence and inspection fees; and

(c)	the Out of Hours Charge if the Tenant uses the Premises outside of the Core Building Hours pursuant to clause 15.6(b).

4.7	Building Outgoings

(a)

The Tenant must pay the Tenant’s Proportion of Building Outgoings for each Accounting Year to the Landlord in accordance with this clause 4.7 with appropriate adjustment at the beginning and end of the Term.

(b)

At least 1 month before the start of each Accounting Year the Landlord must notify the Tenant of its estimate of the Building Outgoings for that Accounting Year and the Tenant’s Proportion of that estimate. The Landlord may update its estimate from time to time by notice to the Tenant.

(c)

The Tenant must pay to the Landlord the Tenant’s Proportion of the estimated Building Outgoings by equal consecutive monthly instalments on the days when Rent is due and must authorise payment by direct debit from its bank account if asked to do so by the Landlord.

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(d)

After the end of the Accounting Year the Landlord must give the Tenant a statement of the actual Building Outgoings for that Accounting Year and the Tenant’s Proportion of those Building Outgoings. Unless the Tenant notifies the Landlord of a clear error in the Landlord’s statement within 10 Business Days of the date of its issue the Tenant is deemed to have accepted the Landlord’s statement as correct and accurate.

(e)	Any disputed item must be handled in isolation and does not affect the Tenant’s liability to pay the balance due.

(f)	A balancing adjustment must be made by the parties within 1 month of the date of issue of the Landlord’s statement.

(g)	Building Outgoings which relate to a period other than an Accounting Year accrue from day to day and must be apportioned on that basis.

4.8	Costs

(a)	Lease Costs

Each party is responsible for its own Costs of and incidental to the negotiation, preparation, completion and stamping of this Lease and the Guarantee.

(b)	Other Costs

The	Tenant must promptly pay all the Landlord’s Costs of and incidental to:

(i)	the variation, assignment, subletting, surrender or other early termination of this Lease or other dealing with the Tenant’s interest in the Premises;

(ii)	any other instrument or transaction contemplated by this Lease;

(iii)	every breach of this Lease by the Tenant;

(iv)	the exercise (or attempted exercise) of any of the Landlord’s rights, powers, privileges, or remedies under or by virtue of this Lease; and

(v)	every application made by the Tenant for consent or approval for any act, matter or thing under or in connection with this Lease.

(c)	Cost of Tenant default

The Tenant must pay all Costs incurred by the Landlord or for which the Landlord becomes liable in remedying a default of the Tenant under this Lease.

(d)	Litigation Costs

If the Landlord is, without fault on its part, made a party to any litigation commenced by or against the Tenant (other than litigation between the Landlord and the Tenant) which arises directly or indirectly out of the Tenant’s occupancy of the Premises the Tenant must pay to the Landlord all Costs which the Landlord incurs or becomes liable to pay to any other party in connection with that litigation.

4.9	Duty

The Tenant must:

(a)	pay all Duty (including penalties or interest) assessed on or in relation to:

(i)	this Lease;

(ii)

any variation, assignment, subletting, renewal, surrender (whether by the Tenant or any assignee) or other early termination of this Lease or other dealing with the Tenant’s interest in the Premises; and

(iii)	any other instrument or transaction contemplated by this Lease, and

(b)

if Duty is payable, deliver to the Landlord a cheque in favour of the State Revenue Office for the Duty payable and all supporting documentation necessary to enable the Landlord to lodge this Lease and any other instrument referred to in clause 4.9(a) for payment of Duty no later than 5 Business Days before the due date for payment of the Duty.

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4.10	Due date for payment

(a)	Unless expressly stated otherwise, an amount payable by a party under this Lease (except for Rent) is due on the 5th Business Day after written demand is made for that amount.

(b)	If any Rent or other money falls due for payment on a date other than a Business Day, that money must be paid on the immediately preceding Business Day.

4.11	Interest

(a)	Tenant must pay

The Tenant must pay to the Landlord interest at the rate of 2% above the rate prescribed from time to time under the Penalty Interest Rates Act 1983 (Vic) on:

(i)	any Rent or other money which the Tenant has not paid within 5 Business Days after its due date for payment until actually paid; and

(ii)	any judgment which the Landlord may obtain against the Tenant from the date of any judgment until it is satisfied.

(b)	Basis of calculation

Interest is calculated daily from the due date until the overdue money is paid and is capitalised monthly.

5	GST

5.1	Payments exclusive of GST

The Landlord and the Tenant acknowledge that each Payment specified in this Lease is exclusive of GST.

5.2	Recovery of GST Amount

If any Payment, or part of any Payment, is made to a party for or in connection with a Taxable Supply, that party is also entitled to receive from the party making the Payment, or the relevant part of the Payment, the GST Amount calculated by multiplying the Payment, or the relevant part of the Payment, by the GST Rate.

5.3	Payment of GST Amount

The GST Amount is due when a Payment is due.

5.4	Landlord Payments

Where the Tenant is required by this Lease to pay, reimburse or contribute to a Landlord Payment, the Tenant must pay, reimburse or contribute an amount equal to the GST inclusive Consideration for the relevant acquisition by the Landlord less an amount equal to any Input Tax Credit which the Landlord has claimed in respect of the Landlord Payment.

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6	Lease security

6.1	Bank Guarantee

(a)	Delivery

The Tenant must on signing this Lease or on the Commencement Date (whichever is earlier), give the Bank Guarantee to the Landlord and must ensure that the Bank Guarantee remains current during the Term.

(b)	Draw down

(i)

If the Tenant does not comply with any of its obligations under this Lease (including during any extension or holding over period) then the Landlord may, without notice to the Tenant, draw on the Bank Guarantee to recoup any Loss it has incurred or become liable for and must hold any balance as a cash security deposit in accordance with clause 6.1(h).

(ii)

For the avoidance of doubt, the Landlord may draw down on the Bank Guarantee pursuant to clause 6.1(b)(i) if, in the Landlord’s sole opinion acting in good faith, the Tenant has not complied with any of its obligations under this Lease and it is not a precondition to the exercise of the Landlord’s right to draw down on the Bank Guarantee that it has been established by judgement or award that the Tenant is in default.

(c)	Replacement

If the Landlord draws on the Bank Guarantee or the Rent or Tenant’s Proportion of Building Outgoings increase the Landlord may give the Tenant a notice stating the amount required to top up the Bank Guarantee to the level required under Item 13 and, no later than 7 days after the Landlord gives this notice, the Tenant must give the Landlord a substitute or additional Bank Guarantee for that amount.

(d)	New owner

The Tenant must, if asked to by the Landlord, give the Landlord a substitute Bank Guarantee addressed to a person nominated by the Landlord who is a person who has purchased, or agreed to purchase, the Premises or who will be entitled to possession at the end of this Lease.

(e)	Lease expiry

When this Lease expires or is terminated and the Tenant has fully complied with its obligations under this Lease the Landlord will return any unused part of the Bank Guarantee to the Tenant.

(f)	Further Bank Guarantee

If, despite anything else contained in this Lease, the Tenant provides a Bank Guarantee which has an expiry date and then does not by the date that is 30 days before the expiry of that Bank Guarantee provide either an additional or replacement:

(i)	Bank Guarantee without an expiry date; or

(ii)	Bank Guarantee with an expiry date that has been approved by the Landlord,

the Tenant is in default and the Landlord may draw against the Bank Guarantee and hold the balance as a cash security deposit in accordance with clause 6.1(h).

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(g)	Electronic format

If a Bank Guarantee is issued by a Bank exclusively in an electronic format acceptable to the Landlord, then:

(i)	the Tenant must procure that the Bank issue the Bank Guarantee (and any substitute or additional Bank Guarantee) directly to the Landlord by Electronic Transmission; and

(ii)

the Landlord must, when required pursuant to this clause to return any unused part of the Bank Guarantee to the Tenant, do so by notifying the Tenant and the Bank in writing that the Bank Guarantee is no longer required.

(h)	Cash security deposit

If the Landlord holds a cash security deposit in the circumstances described in clauses 6.1(b)(i) or 6.1(f):

(i)	the Landlord may draw down on that security deposit in the circumstances specified in clause 6.1(b) as if the security deposit was a Bank Guarantee;

(ii)

and if the Landlord draws down on the security deposit pursuant to clause 6.1(h)(i), or the Rent or Outgoings increase, the Landlord may give the Tenant a notice stating the amount required to top up the security deposit to the level of the Security Amount and may, at its discretion, require the Tenant to either:

(A)	top up the security deposit by that amount; or,

(B)	provide a new Bank Guarantee for the Security Amount, in which case:

(1)	upon receipt of that Bank Guarantee the Landlord must return any security deposit it holds to the Tenant; and

(2)	the provisions of this clause 6.1 will then apply to that Bank Guarantee;

(iii)

the Landlord is entitled to transfer the security deposit to a purchaser of the Premises or the party entitled to possession at the end of this Lease and after the benefit has been transferred the Landlord who has transferred the security deposit under this clause is no longer liable to the Tenant for repayment of all or any part of the security deposit; and

(iv)	when this Lease expires or is terminated and the Tenant has fully complied with its obligations under this Lease the Landlord will refund any unused part of the security deposit to the Tenant.

6.2	Personal guarantee

Where the Tenant is a corporation (other than a corporation which is included in the official list of ASX) the Tenant must on signing this Lease or on the Commencement Date (whichever is earlier), provide the personal guarantee of each of its directors and shareholders to the performance of this Lease by the Tenant in the form of the Guarantee. Whilst Implant Solutions Pty Ltd (A.B.N. 70 126 288 864) is the Tenant in possession of the Premises and complies with its obligations under clause 6.1 then this clause 6.2 will not apply.

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7	Tenant’s operational obligations

7.1	Use

(a)	Permitted Use

The Tenant must:

(i)

use the Premises only for the Permitted Use and must not use the Premises or allow them to be used for any other purpose whether industrial, commercial, retail or residential and whether temporary or permanent;

(ii)	conduct its business from the Premises in a businesslike and reputable manner on the days and during the hours usual for businesses of that kind in the area in which the Premises are situated; and

(iii)	keep all Approvals required to carry on any business conducted by the Tenant from the Premises in force and available for inspection by the Landlord.

(b)	Continue trading

The Tenant must not without the Landlord’s prior approval suspend or discontinue the operation of the business at the Premises or leave the Premises unoccupied for a period of more than 10 Business Days (other than on a temporary basis during seasonal holidays).

7.2	Signs and advertisements

(a)	The Tenant must not without the Landlord’s prior approval:

(i)

impair or detract from the architecture, form, style or appearance of the Premises or the Building by installing any fittings, equipment, facilities or illuminations or displaying any merchandise or other objects; or

(ii)	put up any signs, lights, designs, advertisements or notices on the exterior of the Premises or anywhere else which is visible outside the Premises and the Building.

(b)

The Landlord must not unreasonably refuse to approve any signs stating the Tenant’s name and business or any sign required to be displayed by Law if they are of a design, standard and quality in keeping with the quality of appearance of the Premises.

(c)

Subject to clause 9, the Tenant will be permitted to erect a sign on the exterior of the Building and the Landlord agrees that any external building signage approved by the Landlord for any other tenant of premises on level 1 of the Building will not be larger than that approved for the Tenant.

7.3	Aerials and equipment

The Tenant must not without the Landlord’s prior approval:

(a)	erect or place on or within the Premises any radio or television aerial or antenna or similar device or equipment; or

(b)	use any radio, stereo, television, video, loudspeaker, screen or other similar media or equipment or musical instrument likely to be heard or seen from outside the Premises.

7.4	Landlord’s Property

The Tenant must not use the Landlord’s Property for any purpose other than that for which it was intended and must not do anything that might block or otherwise affect or damage it.

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7.5	Overloading

(a)	Structure

The Tenant must not bring on to the Premises or the Building any:

(i)	heavy machinery or other plant or equipment unless those items:

(A)	are reasonably necessary or appropriate for the conduct of the Permitted Use;

(B)	do not exceed the loading limits for which the Premises or the Building were designed; and

(C)	are installed under the supervision of the Landlord at a time approved by the Landlord; or

(ii)

machinery, plant or equipment of a nature, weight, size or operation which, in the Landlord’s reasonable opinion, is likely to cause any structural or other damage to the floors, walls, roads, hard standing areas or any other part of the Premises or the Building.

(b)	Building Services

The Tenant must not:

(i)	install or use any electrical equipment or other items in the Premises which may overload the Building Services; or

(ii)	use the Building Services for any purpose other than that for which they were intended and must not do anything that might block or otherwise affect or damage them.

7.6	Comply with Laws

(a)	Tenant must comply

Subject to clause 7.6(c), the Tenant must comply with all Laws (and this includes complying with all notices and orders issued by any Authority in respect of the Premises).

(b)	Evidence of compliance

The Tenant must keep all Approvals and other records, reports, logs and other documents required to evidence its compliance with clause 7.6(a) in force and available for inspection by the Landlord.

(c)	Structural Works

The Tenant is not required to undertake structural Works unless they are necessary because of:

(i)	the nature of the use or occupation of the Premises by the Tenant or the Tenant’s Agents;

(ii)	any Works carried out by or on behalf of the Tenant (whether or not the Landlord has approved such Works);

(iii)	the number or sex of persons employed by the Tenant; or

(iv)	any negligence, wilful act or default of the Tenant or the Tenant’s Agents.

7.7	Nuisance

(a)	The Tenant must not:

(i)	allow the Premises to be used for any illegal purpose or activity, or any noxious, noisy or offensive purpose, or for an auction sale or public meetings; or

Arnold Bloch Leibler	Lease | Page 24
Ref: PJM:1908926
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(ii)	do anything which will or may annoy, damage, disturb or be a nuisance to the Landlord or any occupiers or owners of the Building or other neighbouring premises.

(b)	The Landlord may exclude from the Premises persons which it considers are disruptive or materially adversely affect the amenity of the Building or its use by the Landlord and others.

7.8	Pests, vermin and disease and hazards

The Tenant must at its own expense:

(a)

take all proper precautions to keep the Premises free of all rodents, vermin, insects, pests, birds and animals and must employ pest exterminators approved by the Landlord for that purpose if asked to by the Landlord;

(b)

immediately notify the Landlord verbally (and with a follow up written notice) of any accident to, or defect in, the Premises or the Building Services and of any circumstances likely to be or to cause any danger, risk or hazard to the Premises or any person in or near the Premises; and

(c)

immediately notify the Landlord and the proper Authorities if it becomes aware that a prescribed infectious disease affects any person in the Premises, and thoroughly fumigate and disinfect the Premises to the satisfaction of the Authorities and the reasonable satisfaction of Landlord and otherwise comply with their reasonable and lawful requirements.

7.9	Contamination

(a)	The Tenant must not Contaminate the Premises, the Building, the Land or any adjacent land.

(b)	The Tenant must:

(i)

take all necessary measures to ensure that no trade effluent, pollutants or Contaminants are spilled released or deposited in, on or from the Premises, the Building, the Land or any adjacent land, or into any sewer or drain unless authorised by and in accordance with a current trade waste agreement with a relevant Authority; and

(ii)	immediately notify the Landlord if:

(A)	Contamination occurs on, or emanates from, the Premises; or

(B)	an Environmental Notice is issued in respect of the Premises.

7.10	Environmental lnitiatives

The Tenant must comply with the Landlord’s Environmental Initiatives.

7.11	No smoking

The Tenant must not allow smoking in the Premises, the Building or immediately outside the entrances to the Building (except in designated outdoor smoking areas if permitted by Law). The Tenant must display “no smoking” signs in the Premises if asked to do so by the Landlord.

7.12	Security

(a)	The Tenant must:

(i)	secure the Premises when leaving them unoccupied; and

(ii)	keep any windows in the Premises shut at all times.

(b)	The Landlord may enter the Premises to secure them if the Tenant does not comply with clause 7.12(a).

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Ref: PJM:1908926
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(c)

The Tenant must pay to the Landlord all Costs which the Landlord incurs or becomes liable for in relation to any additional security arrangements or precautions which the Landlord reasonably considers necessary or prudent to implement in light of the identity of the Tenant or the business or activities carried on by the Tenant.

7.13	Emergency and evacuation procedures

The Tenant must comply with the requirements of any Authority and the Landlord in relation to the safety and security of the Building including emergency and evacuation procedures and drills.

7.14	Common Areas

(a)	The Tenant must use the Common Areas only for their intended purposes.

(b)	The Tenant must not obstruct the Common Areas or any access to them.

7.15	Building Rules

The Tenant must comply with the Building Rules.

7.16	Tenant Service Agreement

(a)	The Tenant must not enter into a Tenant Service Agreement without the prior approval of the Landlord.

(b)	The Tenant must pay all Costs incurred by the Landlord or for which the Landlord becomes liable, of and incidental to:

(i)	any request by the Tenant for the Landlord’s approval pursuant to clause 7.16(a); and

(ii)	any negotiations with the Tenant or any other party relating to or arising because of access and installation rights under a Tenant Service Agreement.

(c)	“Costs” in clause 7.16(b) includes:

(i)

all Costs arising out of the examination and approval of plans, drawings and specifications, the inspection or supervision of any works and any investigation or report in relation to any aspect of those works (including those payable to the Landlord’s Consultant); and

(ii)	the Costs of negotiating the terms of any agreement with the Tenant or any other party.

7.17	Vicarious liability

(a)	The Tenant must not allow any of the Tenant’s Agents to breach any of the Tenant’s obligations under this Lease.

(b)	Any act of a subtenant or licensee which, if it had been done by the Tenant, would have been a breach of this Lease, will be deemed to be a breach of this Lease by the Tenant.

7.18	Head Landlord

The Tenant must permit any person with an interest in the Premises which is superior to or concurrent with the Landlord’s to perform any of the Landlord’s obligations or exercise any of the Landlord’s rights under this Lease and to exercise its own rights and obligations in respect of the Premises, the Building and the Land.

7.19	No caveat

The Tenant must not lodge a caveat against the Land or any part of it.

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Ref: PJM:1908926
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7.20	Tradespersons

If, in order to comply with its obligations in this Lease, the Tenant proposes to engage or employ any contractor, tradesperson or other third party, the Tenant must obtain the Landlord’s prior approval to that party, which will not be unreasonably withheld.

7.21	Energy efficiency disclosure obligations

(a)	The Landlord may, from time to time, by notice to the Tenant, require the Tenant to give to the Landlord all information relevant to the Premises necessary to enable the Landlord to:

(i)	satisfy its energy efficiency disclosure obligations in relation to the Building (or any part of it) pursuant to the BEED Act; and

(ii)	obtain a NABERS rating for the Building (or any part of it).

(b)	The Tenant must provide the information required by the Landlord at its own Cost and within 10 Business Days of receipt of the Landlord’s notice pursuant to clause 7.21(a).

8	Tenant’s maintenance and repair obligations

8.1	Tenant’s general repair obligation

(a)

The Tenant acknowledges that, subject to the Landlord undertaking the Landlord’s Works described in clause 24.1, the Premises were in good and substantial repair, order and condition on the Initial Commencement Date.

(b)	Subject to clause 8.1(c), the Tenant must keep the Premises in good and substantial repair, order and condition.

(c)	The Tenant is not responsible under clause 8.1(b) for:

(i)	damage for which the Landlord is entitled to indemnity under any insurance policy it holds in respect of the Premises unless:

(A)

that insurance has been cancelled, any rights under the policy prejudiced or invalidated or payment of any insurance premium or claim prejudiced or refused because of any negligence, wilful act or default of the Tenant or the Tenant’s Agents; or

(B)	the damage was caused or contributed to by the negligence, wilful act or default of the Tenant or the Tenant’s Agents; or

(ii)	damage or dilapidation from fair wear and tear (except to the extent of its obligations pursuant to clause 8.2) unless:

(A)	the Tenant has failed to comply with its obligation under clause 8.1(b); or

(B)

the Tenant has failed to take all reasonable measures and precautions to ensure that any damage or dilapidation which at any time may be attributable to fair wear and tear will not cause or contribute to any further consequential damage to the Premises, the Building Services or the Land.

8.2	Tenant’s specific repair obligations

In addition to its obligations in clause 8.1, the Tenant must:

(a)

(Landlord’s Property) replace any item of Landlord’s Property which is damaged or destroyed beyond use, or is incapable of complete reinstatement to its former condition with a similar item of at least equal value and utility (which will then become an item of Landlord’s Property). The Tenant must not, without the Landlord’s prior approval, remove the Landlord’s Property from the Premises except to enable it to be repaired;

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Ref: PJM:1908926
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(b)

(painting and redecorating) keep in good order and condition all painted and decorated surfaces of the Premises and in the last 3 months of the Term repaint and redecorate to the Landlord’s satisfaction all those parts of the Premises which have or ought to have been painted or redecorated;

(c)

(clean and free from rubbish) keep the Premises (including external surfaces of windows, walls and doors) clean and free from dirt and rubbish and in particular ensure that all general and trade waste is stored in proper receptacles and that these receptacles are regularly emptied and the contents removed from the Premises;

(d)	(Tenant’s Property) keep the Tenant’s Property clean and in good and substantial repair, working order and condition;

(e)

(worn or damaged items) replace any items of hardware, floor coverings, wall tiles, ceiling tiles, wall paper or other treatment or items of a similar nature which, in the Landlord’s reasonable opinion, are worn or damaged and in need of replacement (by any reason other than fair wear and tear) and if an identical replacement item cannot be sourced then the Tenant must use a substitute of at least equivalent standard which has been approved by the Landlord;

(f)

(glass) immediately replace any broken glass within the Premises and excluding the external glass windows forming the perimeter boundaries of the Premises (unless broken by the Tenant) with glass of equivalent quality;

(g)	(light bulbs) replace all worn out or broken light bulbs or tubes, starters, ballasts or other lighting equipment; and

(h)

(Exclusive Building Services) keep the Exclusive Building Services in a clean and free flowing condition and at the Tenant’s own expense employ licensed tradesmen to clear any blockages which may occur in them and to regularly clean any grease traps which exclusively serve the Premises.

8.3	Tenant must make good damage

If any misuse or any careless act, omission or default by the Tenant or the Tenant’s Agents results in any defect or damage to the Premises, the Building, the Building Services or any neighbouring premises or facility, the Tenant must:

(a)	immediately notify the Landlord of this verbally (and with a follow up written incident report); and

(b)	promptly make good the defect or damage caused at its own expense and to the Landlord’s reasonable satisfaction.

9	Tenant’s obligations relating to Works

9.1	Approval required

Subject to clause 9.8 the Tenant must not undertake any Works without the Landlord’s prior approval.

9.2	Approval process

(a)	Submit drawings and specifications

The Tenant must submit drawings and specifications to the Landlord which show sufficient detail and specifications to allow the Landlord to readily identify from them the proposed Works and the intended materials and colour schemes. The drawings and specifications must be prepared by a suitably qualified consultant approved by the Landlord.

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Ref: PJM:1908926
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(b)	Refer to Landlord’s Consultant

The Landlord may refer the drawings and specifications to the Landlord’s Consultant for its approval. In approving or rejecting the proposed Works the Landlord’s Consultant will have regard to the impact which the proposed Works may have on the Building and the Building Services.

(c)	Landlord’s conditions

The Landlord may impose conditions on any approval it gives to the proposed Works.

(d)	Obtain Authority approvals

After obtaining the Landlord’s approval and before starting its proposed Works, the Tenant must obtain all Approvals required by Law.

(e)	Approve parties

(i)

The Tenant must obtain the Landlord’s prior approval to every party which it intends to use to carry out the proposed Works. The Landlord’s approval will not be unreasonably withheld in respect of any party that proves to the Landlord’s reasonable satisfaction that it has the necessary skills, experience and standards of competence and behaviour and holds appropriate insurances noting the Landlord and the Tenant for their respective interests.

(ii)

The appropriate insurances under clause 9.2(e)(i) include a public liability policy for an amount of not less than $20,000,000 and a contractor’s all risk policy in respect of the proposed Works for the full value of the Premises and the proposed Works.

9.3	The Works

The Tenant must ensure that any Works approved by the Landlord in accordance with this clause 9 are carried out:

(a)	at its own Cost;

(b)	by contractors approved by the Landlord;

(c)	in a proper and workmanlike manner to the Landlord’s satisfaction;

(d)	under the supervision of the Landlord’s Consultant if required by the Landlord;

(e)	in accordance with the plans and specifications approved by the Landlord;

(f)	in accordance with all Laws; and

(g)	in accordance with the Landlord’s requirements and directions.

9.4	Occupational Health and Safety

(a)	Subject to clause 9.4(d), the Landlord:

(i)

hereby appoints the Tenant, and the Tenant accepts its appointment by the Landlord, as Principal Contractor for the purposes of the OHS Legislation, for the performance of the Works carried out with respect to the Premises and other relevant parts of the Land and the Building;

(ii)	authorises the Tenant to have management and control of the Premises and other relevant parts of the Land and the Building for that purpose; and

(iii)	authorises the Tenant to discharge the duties of a Principal Contractor pursuant to the OHS Legislation in relation to those Works.

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Ref: PJM:1908926
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(b)

The Tenant’s appointment begins when the relevant Works are approved by the Landlord pursuant to this clause 9 and ends when the Works are completed to the Landlord’s satisfaction and in accordance with the provisions of this Lease.

(c)	The Tenant accepts this appointment and acknowledges and agrees that, as Principal Contractor it:

(i)	is responsible for the Works at all times until they are completed;

(ii)	must ensure that the Works are carried out in accordance with the requirements of the OHS Legislation and this Lease;

(iii)	must comply with all obligations and responsibilities imposed on a Principal Contractor under the OHS Legislation in respect of the Works; and

(iv)	must ensure that anyone it engages with respect to the Works complies with the requirements of the OHS Legislation.

(d)	The Tenant may with the approval of the Landlord:

(A)	appoint a suitably qualified and competent party to be Principal Contractor for any of the Works;

(B)	authorise that party to have management and control of the Premises and other relevant parts of the Land and the Building for that purpose; and

(C)	authorise that party to discharge the duties of a Principal Contractor pursuant to the OHS Legislation in relation to the Works.

(e)

If the Tenant appoints a party pursuant to clause 9.4(d) the Tenant must procure that the party so appointed enters into a deed with the Landlord and the Tenant in a form acceptable to the Landlord accepting that engagement and agreeing to comply with the provisions of clause 9.4(c) in relation to the Works.

(f)	If a party appointed pursuant to clause 9.4(d) ceases to be Principal Contractor for any reason then clauses 9.4(a), 9.4(b) and 9.4(c) immediately apply.

9.5	Breach by Tenant

If the Tenant is in breach of any obligation in clauses 9.1 to 9.4 the Landlord is entitled to enforce an immediate stoppage of any Works, eject every person currently on site who intends to carry out Works or who in the Landlord’s opinion may be unsafe and refuse entry to the Premises to the Tenant or any of the Tenant’s Agents intending to carry out any Works until such time as the Tenant proves to the Landlord’s satisfaction that the requirements of clauses 9.1 to 9.4 have been, or will be, met.

9.6	Completion

As soon as the Works are complete the Tenant must provide the Landlord with:

(a)	as built plans and specifications of the Works;

(b)	a certificate by the Landlord’s Consultant to the effect that the Works have been carried out in accordance with the approved drawings and specifications and all relevant Laws; and

(c)	copies of all certificates, clearances or Approvals relating to the Works or occupancy of the Premises.

9.7	Costs

The Tenant must pay all Costs incurred by the Landlord or for which the Landlord becomes liable, of and incidental to any Works proposed by the Tenant, including all Costs arising out of the examination and approval of plans, drawings and specifications, the inspection or supervision of any Works and any investigation or report in relation to any aspect of the Works (including those payable to the Landlord’s Consultant).

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Ref: PJM:1908926
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9.8	Minor Works

(a)	The Landlord’s prior approval is not required for Minor Works and clauses 9.2 (Approval process), 9.3 (The Works) and 9.4 (Occupational Health and Safety) do not apply in relation to Minor Works.

(b)	The Tenant must ensure that all Minor Works are carried out:

(i)	at its own Cost;

(ii)	in a proper and workmanlike manner to the Landlord’s satisfaction; and

(iii)	in accordance with all Laws.

10	Tenant’s obligations when the Lease ends

10.1	Vacant possession

At the expiry or earlier termination of this Lease the Tenant must hand back the Premises (including any Works carried out by the Tenant and which the Landlord has directed the Tenant not to remove pursuant to clause 10.2) to the Landlord with vacant possession, clean and tidy and in a condition consistent with the Tenant having fully complied with its obligations under this Lease.

10.2	Reinstatement

In addition to its obligations under clause 10.1, at the expiry or earlier termination of this Lease the Tenant must, unless the Landlord directs otherwise:

(a)	reinstate the Premises to the Landlord’s satisfaction either:

(i)	to an open plan office space meeting all necessary Approvals for leasing; or,

(ii)	back to its original condition on the Initial Commencement Date;

(b)	remove the Tenant’s Property from the Premises;

(c)

reinstate any Works carried out by or on behalf of the Tenant or any predecessor in title as tenant under this Lease (and where this Lease is one in a series of consecutive leases granted pursuant to the exercise of options or otherwise, any tenant under a prior lease in that series) including pursuant to clause 7.16 (Tenant Service Agreement), or by the Landlord at the request of any of those parties;

(d)

reinstate back to its original condition on the Initial Commencement Date all ceiling tiles, floor coverings (fair wear and tear excepted), treated and applied finishes, and the Landlord’s Property (including any Existing Fit-Out which the Landlord has directed the Tenant not to remove under this clause 10.2) and, if replacement is required because they are damaged for any reason other than fair wear and tear, install the Landlord’s standard carpet where appropriate throughout the Premises;

(e)	repaint and redecorate all those parts of the Premises which have or ought to have been painted or decorated (if damaged for any reason other than fair wear and tear);

(f)	if external bi-fold doors are installed by the Tenant, reinstate glazing to the affected area;

(g)	remove all electrical and other cables which exclusively serve the Premises to the perimeter of the Premises or to any cable risers in the Premises; and

(h)	adjust all Exclusive Building Services to the Landlord’s standard requirements for vacant lettable areas.

Arnold Bloch Leibler	Lease | Page 31
Ref: PJM:1908926
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10.3	Signs and Keys

At the expiry or earlier termination of this Lease the Tenant must also:

(a)	remove all signs, names, advertisements or notices erected painted displayed affixed or exhibited onto or in the Premises or the Building; and

(b)	return all Keys to the Landlord.

10.4	Tenant must make good

The Tenant must immediately make good all damage caused by or arising from the installation or removal of the items referred to in clauses 10.2 and 10.3(a) to the Landlord’s satisfaction.

10.5	Storage and ownership of items not removed

(a)

If the Tenant fails to remove any item required under this clause 10 (including any item of Tenant’s Property) then the item is considered to be abandoned by the Tenant and subject to clause 10.5(b) becomes the Landlord’s absolute property and the Landlord may deal with or dispose of the item in any way it sees fit in its absolute discretion without being guilty of conversion or liable to the Tenant for any Loss.

(b)

Despite clause 10.5(a), the Landlord may, by notice to the Tenant, elect not to accept title to an abandoned item and may remove that item from the Premises and store it at the cost and risk of the Tenant.

(c)

The Landlord may recover the Cost of removing the Tenant’s Property from the Premises and making good any damage caused by such removal (whether pursuant to clause 10.5(a) or clause 10.5(b)) from the Tenant as a liquidated debt payable on demand.

10.6	Additional payment pending compliance

(a)

Until the Tenant has fully complied with its obligations under this clause 10 the Tenant must pay to the Landlord as a liquidated debt an amount equivalent to the Rent and other payments due immediately before the expiry or termination of this Lease calculated on a daily basis.

(b)	The Tenant’s obligation to pay under clause 10.6(a):

(i)	does not prejudice any notice to quit or notice of re-entry which has been served or any possession proceedings; and

(ii)	does not limit any other rights or remedies of the Landlord arising out of the Tenant’s breach of this clause 10.

11	Tenant’s insurance obligations

11.1	Tenant must insure

The Tenant must maintain the following insurances during the Term:

(a)	(glass) all glass in the Premises against breakage or damage from any cause and such other risks as the Landlord may from time to time reasonably require for its full replacement value;

(b)

(Tenant’s Property) all Tenant’s Property, Existing Fit-Out and any Works to the Premises carried out by the Tenant (or on its behalf) against loss, damage or destruction by fire, water, earthquake, theft, attempted theft, lightning, explosion, storm, tempest, riot, strikes, civil commotion, malicious damage, sprinkler leakage, impact by vehicles or aircraft or articles dropped from aircraft and other risks usually covered under a comprehensive insurance policy for fire and related risks for not less than their full insurable value on a replacement or reinstatement basis;

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(c)

(public risk) a public risk insurance policy in respect of liability for death, personal injury and property damage arising out of the Tenant’s use and occupation of the Premises and the Building which:

(i)	is extended to expressly cover the Tenant’s liability under this Lease including the indemnities given by the Tenant to the Landlord; and

(ii)

is in the sum of $20,000,000 (or such greater amount as the Landlord may reasonably require from time to time in order to effect a sufficient and proper cover) in respect of a single accident or event; and

(d)	(other insurances) such other insurances as are required by Law.

11.2	Policy requirements

The insurances required under clauses 11.1(a) to 11.1(c) and, if applicable, clause 11.1(d) must:

(a)	be taken out in the name of the Tenant and note the respective interests of the Landlord and any mortgagee of the Premises;

(b)	cover the Landlord’s and the Tenant’s interests;

(c)	be with an insurance office approved by the Landlord acting reasonably; and

(d)	require the insurer to give the Landlord not less than 14 day’s written notice before it materially amends, cancels or fails to renew the policy.

11.3	Payment of premiums

The Tenant must punctually pay all the premiums in respect of the required insurances and must, if asked, give the Landlord copies of the insurance policies and all receipts evidencing payment of premiums.

11.4	Tenant must make good damage

The Tenant must promptly make good any Loss in respect of which it is required to insure. It must use its own funds to do this if the insurance proceeds are insufficient.

11.5	Conduct affecting insurance

(a)	Not to affect policy

The Tenant must not:

(i)	do anything or bring or keep anything in the Premises which:

(A)	creates any actual or potential fire hazard;

(B)	may prevent the Landlord from fully recovering under any insurance policy it holds;

(C)	(except with the Landlord’s prior approval) may increase the rate of premium on any insurance held by the Landlord; or

(D)	does or might (in the Landlord’s reasonable opinion) invalidate or violate the terms of any insurance; and

(ii)

(without limiting clause 11.5(a)(i) and subject to clause 11.5(b)) store or use chemicals, inflammable dangerous or explosive substances such as acetylene, gas or industrial alcohol on or about the Premises.

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Ref: PJM:1908926
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(b)	Approval to storage

The Landlord will not unreasonably withhold approval to the storage and use of substances prohibited under clause 11.5(a) if:

(i)	the substances are necessary for the purpose of the Tenant’s business carried out at the Premises;

(ii)	the substances are used and stored in accordance with all applicable Laws;

(iii)	the Landlord’s reasonable requirements are complied with; and

(iv)	the requirements of the Landlord’s insurers are complied with.

(c)	Additional premiums

The Tenant must pay all extra premiums for any insurance of the Premises and its contents which are payable because of:

(i)	the extra risk caused by the use to which the Premises are put by the Tenant; or

(ii)	the Tenant bringing or keeping on the Premises any substance,

even if that use or substance is expressly authorised by this Lease or subsequently approved by the Landlord.

(d)	Insurer’s requirements

The Tenant must comply with the requirements of the Landlord’s insurer and the Tenant’s insurer in respect of its use and occupation of the Premises, including those which relate to partitions and alterations in the Premises and the installation and repair and maintenance of fire alarms, sprinklers and fire prevention equipment.

(e)	Tenant must remedy breach

The Tenant must immediately remedy any breach or potential breach by the Tenant of any obligation under this clause 11.5 or clause 7.6 which, if it continued, may invalidate or make voidable or contravene the terms of any insurance effected by either party in respect of the Premises.

12	Tenant’s release and indemnification of the Landlord

12.1	Own risk

The Tenant occupies and uses the Premises at its own risk.

12.2	Release of Landlord

The Tenant releases the Landlord from all Claims and Loss which the Tenant may incur or may become liable for in relation to its use and occupation of the Premises the Building and the Land, except to the extent that any Claim or Loss is caused or contributed to by the negligence, wilful act or default of the Landlord.

12.3	Indemnification of Landlord

(a)	Indemnity

The Tenant indemnifies the Landlord against all Claims and Loss which the Landlord may incur or may become liable for (whether during or after the Term) wholly or partly due to or arising from:

(i)	the negligence, wilful act or default of the Tenant or the Tenant’s Agent;

(ii)

the preservation or enforcement of the Landlord’s rights as a result of the occurrence of an Insolvency Event with respect to the Tenant or the Guarantor including, without limitation, obtaining advice or any form of assistance in this regard;

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(iii)	the use and occupation of the Premises the Building and the Land by the Tenant and the Tenant’s Agents; or

(iv)	any incident occurring during the Term on or near the Premises or the Land,

except to the extent that any Claim or Loss is caused or contributed to by the negligence, wilful act or default of the Landlord.

(b)	Scope of indemnity

(i)	Each indemnity in this Lease is separate and independent from the Tenant’s other obligations and continues during this Lease and after it expires or is terminated.

(ii)	The Landlord may recover under an indemnity before incurring expense.

13	Dealings

13.1	Restriction on dealings

(a)	General restriction

The Tenant must not, subject to the rest of this clause 13:

(i)	assign, transfer, sublet, deal with, hold on trust or grant any interest in the whole or any part of this Lease;

(ii)	part with or share possession of the whole or any part of the Premises;

(iii)	grant any licence, franchise or concession affecting the whole or any part of the Premises; or

(iv)	mortgage charge or encumber this Lease or finance the Tenant’s Property.

(b)	5144 not applicable

Section 144 of the Property Law Act does not apply to this Lease.

13.2	Assignment

(a)	Application for approval

If the Tenant wants to assign the whole of this Lease the Landlord will not unreasonably withhold its approval to such an assignment if the Tenant proves to the Landlord’s satisfaction that the following conditions are or will be satisfied:

(i)	(no default) the Tenant must not be in default under this Lease;

(ii)	(in writing) the Tenant must request the Landlord’s approval to the proposed assignment in writing;

(iii)	(Permitted Use) the proposed assignment must not result in a change in the Permitted Use;

(iv)	(Act does not apply) the proposed assignment must not result in the Act applying to this Lease or applying if this Lease was subsequently renewed or surrendered and re-granted;

(v)	(capacity of assignee) the Tenant must:

(A)	provide the Landlord with all the information that it reasonably requires about the proposed assignee’s financial resources and business experience; and

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(B)	prove to the Landlord’s reasonable satisfaction that the proposed assignee:

(1)	is a respectable, responsible, solvent person or company with at least equal business experience and financial status as the Tenant had at the date the Tenant first took occupation of the Premises;

(2)	is capable of adequately conducting a business from the Premises which is substantially similar to that of the Tenant and consistent with the Permitted Use; and

(3)	has the financial capacity to perform the obligations of the Tenant under this Lease;

(vi)

(additional security) the Tenant must procure that the proposed assignee provides any additional security which the Landlord considers is appropriate. This may include a Guarantee by the directors and shareholders of the proposed assignee and a Bank Guarantee for such amount as the Landlord considers is appropriate to the risk of the proposed assignee failing to comply with this Lease;

(vii)	(other Approvals) all other Approvals which are required to the assignment (such as from a head landlord or a mortgagee) must be obtained before the assignment;

(viii)	(Costs and Duty) the Tenant must pay Costs and Duty in accordance with clauses 4.8 and 4.9; and

(ix)

(execute deed) the Tenant, the proposed assignee and any existing and new guarantors must complete a deed of assignment of this Lease to which the Landlord is a party in a form approved by the Landlord’s lawyers in which:

(A)	the proposed assignee covenants with the Landlord that it will at all times during the Term pay the Rent and other moneys due and perform and observe all of the Tenant’s obligations under this Lease;

(B)

the Tenant confirms that the proposed assignee’s obligations are supplemental to this Lease and that the Tenant is not released from any liability under this Lease (including, in the event of an assignment occurring during a period for which a rent review determination has not been made, its liability to pay the Landlord any additional Rent and interest due from the relevant Review Date to the date of the assignment after a determination is made); and

(C)	any other matters which are a condition of the grant of the Landlord’s approval to the proposed assignment are addressed to the Landlord’s satisfaction.

(b)	Change of Effective Control

(i)	Subject to clause 13.2(b)(ii), if the Tenant is a corporation:

(A)	any change in the Tenant’s shareholding or the shareholding of any holding company of the Tenant (including the Tenant’s ultimate holding company) altering the Effective Control of the Tenant; or

(B)	any change altering the Effective Control of, or the ultimate beneficial entitlement pursuant to, any trust of which the Tenant is the trustee,

will be considered to be an assignment of this Lease to which the requirements of this clause 13.2 apply and will require the Landlord’s approval. For the purpose of this clause 13.2, the party to whom Effective Control is given will be considered to be the assignee.

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(ii)

Clause 13.2(b)(i) does not apply to a change in ownership of shares in a corporation where both before and after the change of ownership that company is listed on ASX and the change in ownership will not result in the company becoming unlisted.

(c)	Acceptance of rent

If the Landlord accepts any Rent or other payment from any person other than the Tenant this does not in itself constitute acknowledgment by the Landlord that it recognises that person as an approved assignee.

14	PPSA

14.1	Security Interests

(a)

If the Landlord determines that this Lease is or contains a Security Interest in favour of the Landlord, the Tenant agrees to do anything which the Landlord asks and considers necessary for the purposes of:

(i)	ensuring that the Security Interest is enforceable, perfected and otherwise effective;

(ii)	enabling the Landlord to apply for any registration, or give any notification, in connection with the Security Interest (including providing its date of birth); or

(iii)	enabling the Landlord to exercise rights in connection with the Security Interest.

(b)	If this Lease is or contains a Security Interest in favour of the Landlord the parties agree, to the extent permitted:

(i)	to contract out of the enforcement provisions detailed in section 115 of the PPSA and any other provision of the PPSA notified to the Tenant by the Landlord after the date of this Lease; and

(ii)	that the Landlord is not required to give any notice required under any provision of the PPSA;

in relation to any Security Interest in favour of the Landlord created under this Lease.

14.2	Receipt of statements

The Tenant waives its right to receive any verification statement (or notice of any verification statement) in respect of any financing statement or financing change statement relating to any Security Interest in favour of the Landlord created under this Lease.

15	Landlord’s rights and obligations

15.1	Quiet enjoyment

Subject to the terms of this Lease and the Tenant paying the Rent and complying with its obligations in this Lease, the Tenant is entitled to occupy and use the Premises for the Term without any interruption or disturbance by the Landlord.

15.2	Landlord’s insurance

The Landlord must maintain an insurance policy insuring the Building (but excluding the Tenant’s Property and any Works to the Premises carried out by the Tenant or on its behalf) against loss or damage by fire and any other risks (including public risk and loss of Rent) which the Landlord considers appropriate and with such extensions and exclusions as the Landlord considers appropriate.

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15.3	Common Areas

(a)	The Landlord retains control of the Common Areas and may manage, deal with, and regulate them as it considers appropriate.

(b)	Without limiting clause 15.3(a) the Landlord may:

(i)	police the Common Areas;

(ii)	temporarily close off or block any part of the Common Areas or restrict or prohibit access during certain hours or on certain days;

(iii)

close the Building and restrict access to the Land for one period of 24 hours in each Lease Year for the purpose of preventing any prescriptive public or private right of way being created to or across any part of the Building or the Land;

(iv)	alter the Common Areas including increasing or decreasing their size, and varying their nature, arrangement and configuration;

(v)	change the flow or direction of pedestrian or vehicular traffic into or out of and within the Building;

(vi)	reconfigure or relocate parking areas or other facilities and restrict parking by tenants in the parking areas (subject to any written agreement with a tenant to the contrary); and

(vii)	exclude persons from the Common Areas which the Landlord considers are disruptive or may materially adversely affect the amenity of the Building or its use by the Landlord and others.

15.4	Building repairs

(a)	The Landlord may repair, renovate, refurbish, maintain, alter, extend, modify, redesign or carry out works to, the Building, the Building Services or the Land.

(b)

The Tenant acknowledges that any works contemplated by clause 15.4(a) may affect the quiet enjoyment of the Premises by the Tenant or may be otherwise inconsistent with the rights granted to the Tenant under this Lease.

(c)	Despite any other provision of this Lease the Tenant:

(i)	consents to the works contemplated by clause 15.4(a) and assumes the risk of any impact that any works contemplated by clause 15.4(a) may have on its use and occupation of the Premises;

(ii)

releases the Landlord from, and must not make, any Claim against the Landlord in respect of any Loss which the Tenant may incur or may become liable for in respect of or arising directly or indirectly from any works undertaken pursuant to clause 15.4(a) (including any claim for breach of the quiet enjoyment covenant in clause 15.1 of this Lease or a breach of the implied covenant not to derogate from grant); and

(iii)	the Tenant must not:

(A)	ask the Landlord to take any action or incur any Cost; or

(B)	seek to terminate this Lease,

because of or in connection with any works undertaken pursuant to clause 15.4(a).

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15.5	Building Rules

(a)	The Landlord may make and vary the Building Rules.

(b)	In the event of any inconsistency between this Lease and the Building Rules, this Lease prevails.

(c)

The Landlord is not liable for any Loss caused or contributed to by its non-enforcement of the Building Rules or the non-enforcement of its rights against other occupiers of the Building for breach of their terms of occupancy.

15.6	Building access

(a)	The Landlord may close the Building or any part of it:

(i)	during public holidays;

(ii)	if required by Law or for safety, security or other emergency reasons; and

(iii)	outside the Core Building Hours.

(b)	Despite clause 15.6(a) the Tenant may, provided it complies with the Landlord’s security requirements and pays the Out of Hours Charge, access the Premises at all times except when:

(i)	prohibited from doing so by Law; or

(ii)	in the Landlord’s opinion, the safety of the Building or the Tenant would be threatened if the Landlord permitted the Tenant to have access to the Premises.

15.7	Building name and logo

The Landlord may:

(a)	change the name or logo of the Building from time to time;

(b)	promote, advertise and publicise the Building in such manner as it considers appropriate; and

(c)	permit functions, displays, parades, marketing and other activities to take place in the Building.

15.8	Agents

(a)	The Landlord may appoint agents or others to perform any of its obligations or exercise any of its rights under this Lease.

(b)	Communications from the Landlord override those from its agents or others if they are inconsistent.

15.9	Owners Corporation

(a)

The Tenant does not have any claim against the Landlord for any failure by the Landlord to perform an Owners Corporation Covenant provided that the Landlord uses such powers as are reasonably available to it as a member of that Owners Corporation to endeavour to procure that the Owners Corporation performs that Owners Corporation Covenant.

(b)	Where the Tenant is required to obtain the consent of the Landlord in relation to an Owners Corporation Covenant the Tenant must, in addition, obtain the consent of the Owners Corporation.

15.10	Easements

(a)

The Landlord may grant easements or other rights over the Premises on such terms as it considers appropriate provided that this does not materially adversely affect the Tenant’s use of the Premises under this Lease.

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(b)	The Tenant must execute such consent or other instrument as the Landlord may reasonably require in connection with any grant pursuant to clause 15.10(a).

15.11	Subdivision

(a)	The Landlord may subdivide the Building or the Land and sell any lot in that subdivision.

(b)	The Tenant must not object to, obstruct or make any Claim in respect of any subdivision or sale.

(c)	The Tenant must execute such consent or other instrument as the Landlord may reasonably require in connection with any subdivision pursuant to clause 15.11 (a).

(d)	The Tenant appoints the Landlord as its attorney and agent for the purpose of executing any consent or other instrument referred to in clause 15.11 (c) which the Tenant fails to execute.

(e)	Production of this Lease constitutes sufficient evidence of the appointment of attorney pursuant to clause 15.11(d).

15.12	Landlord’s right to remedy breaches

(a)	The Landlord may but is not obliged to remedy at any time any default by the Tenant under this Lease.

(b)

If the Landlord does this all Costs incurred by the Landlord or for which the Landlord becomes liable in remedying a default are amounts payable by the Tenant under this Lease and will constitute a liquidated debt payable by the Tenant to the Landlord.

15.13	Access rights

The Landlord’s rights to enter the Premises under clause 2.2 must be exercised at reasonable times and on prior reasonable notice of not less than 48 hours (except in the case of emergency when the Landlord may enter at any time without notice).

15.14	Benefit of Tenant’s obligations

If another person becomes entitled to receive the Rent:

(a)	the Landlord is released from any obligations under this Lease arising after that person has become entitled;

(b)	that person will have the benefit of the Tenant’s covenants in this Lease; and

(c)	the Tenant must enter into any agreement reasonably required by the Landlord in respect of this entitlement.

16	Tenant default and repudiation

16.1	Default

If:

(a)	the Tenant does not pay the Rent when due (whether or not any demand has been made);

(b)	the Tenant does not pay any other amounts payable under this Lease when due or does not comply with any of its other obligations under this Lease;

(c)

an Insolvency Event occurs in relation to the Tenant or the Guarantor (unless the event occurs as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved in writing by the Landlord); or

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(d)	execution is levied against the Tenant or the Guarantor and not discharged within 30 days,

then the Tenant is in default.

16.2	Fundamental Terms

(a)	Fundamental Terms

The Tenant’s obligations relating to:

(i)	the payment of Rent or any other moneys;

(ii)	the provision of a Guarantee or any other lease security;

(iii)	Permitted Use;

(iv)	insurance;

(v)	Works;

(vi)	Laws;

(vii)	maintenance and repairs; and

(viii)	assignments and other dealings,

are fundamental and essential provisions of this Lease (“Fundamental Terms”). The Landlord would not have entered into this Lease if these obligations had not been agreed by the parties as being Fundamental Terms. Other obligations under this Lease may also be fundamental and essential.

(b)	Breach of a Fundamental Term

Any breach by the Tenant of a Fundamental Term constitutes a repudiation of this Lease.

16.3	Consequences of default or repudiation

(a)	The Landlord may end this Lease by re-entry or notice of termination if:

(i)	the Tenant is in default under clause 16.1(a) for a period of at least 7 days; or

(ii)

the Tenant is otherwise in default under clause 16.1 , or has repudiated this Lease (including a repudiation pursuant to clause 16.2(b)) and the Landlord has (if required) complied with the notice requirements in section 146 of the Property Law Act.

(b)

The period of notice which the Landlord is required to give under section 146 of the Property Law Act within which the Tenant must remedy a breach of capable of remedy and pay reasonable compensation for the breach is 14 days.

16.4	Remedies

(a)	Damages

If this Lease is terminated pursuant to clause 16.3 the Landlord may sue the Tenant for unpaid money or for damages for breach of its obligations under this Lease including compensation for the loss of the benefits the Landlord would have received if this Lease had continued for the full Term.

(b)	Payment

(i)

In this clause 16.4(b), the term “rent” includes moneys in the nature of Rent, contributions to Building Outgoings and other moneys payable by the Tenant in consideration of the right to occupy the Premises

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(ii)

In addition to its other remedies, if the Landlord terminates this Lease pursuant to clause 16.3 the Tenant must pay to the Landlord from time to time, the amount (if any) by which the rent for that part of the Term as had not expired at the date of re-entry or acceptance of repudiation exceeds the rent actually received from any other replacement tenant to whom the Premises are relet during that period.

16.5	Mitigation

The Landlord must use reasonable endeavours to mitigate its Loss following any termination including taking all reasonable steps to seek a replacement tenant on the best terms and conditions that it can reasonably secure in the circumstances at that time.

16.6	Indemnity for loss after termination

The Tenant indemnifies the Landlord against all Claims and Loss which the Landlord may incur or may become liable for because of any repudiation of or default by the Tenant under this Lease. This includes any Loss sustained by the Landlord because of its inability to relet the Premises at a similar rental or upon similar terms to those contained in this Lease following the re-entry or termination of this Lease.

16.7	When re-entry by Landlord does not constitute forfeiture

(a)	Lease continues if Tenant vacates or repudiates

If the Tenant vacates the Premises or repudiates this Lease (whether or not it ceases to pay the Rent or other moneys payable) then, unless the Landlord accepts a surrender of this Lease by written agreement or gives a formal notice of termination or re-entry, this Lease continues in full force and effect until the earlier of the date on which a new tenant actually starts to occupy the Premises and the end of the Term.

(b)	Meaning of vacates

For the purpose of clause 16.7(a) the Tenant vacates the Premises if, without the Landlord’s approval:

(i)	it ceases to carry on the Permitted Use in the Premises for a period of at least one calendar month; or

(ii)	all or a substantial part of the Tenant’s Property is removed and the Premises are left unattended.

(c)	While Lease continues

While the Lease remains in full force and effect in the circumstances set out in clause 16.7(a):

(i)	the Landlord may, but is not obliged to, try to find another tenant for the Premises and to do this it may:

(A)	enter the Premises and allow prospective tenants to view it; and

(B)	do anything which in the Landlord’s opinion is necessary to renovate, restore, clean and secure the Premises, including changing the locks; and

(ii)	any entry to the Premises by the Landlord is deemed to be with the Tenant’s permission.

(d)	No re-entry

If the Landlord:

(i)	accepts the Keys;

(ii)	exercises its rights under clause 16.7(c); or

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(iii)	advertises the Premises for reletting,

this does not constitute a re-entry of the Premises, a termination or surrender of this Lease or a waiver of the Landlord’s right to recover in full all Rent and other moneys from time to time payable.

16.8	Waiver

(a)	Failure to exercise power or right

The failure or delay of the Landlord to exercise any power or right under this Lease does not operate as a waiver of that power or right.

(b)	Single or partial exercise

The single or partial exercise by the Landlord of any power or right under this Lease does not preclude any other or future exercise of that or any other power or right under this Lease.

(c)	Independent waivers

A waiver of one breach of this Lease by the Landlord does not operate as a waiver of another breach of the same provision of this Lease.

(d)	Waiver to be in writing

Waiver of any power or right under this Lease:

(i)	must be in writing signed by the party entitled to the benefit of that power or right; and

(ii)	is effective only to the extent set out in that written waiver.

(e)	Acceptance of Rent

Demand for, or acceptance of, Rent by the Landlord after default by the Tenant under the Lease does not prevent the Landlord from exercising or enforcing any of its rights under this Lease including its rights under clause 16.3.

17	Damage or destruction of the Premises

17.1	Suspension of Rent

(a)	Suspension

Subject to clause 17.3, if the Premises or the Building are damaged so that the Premises or a substantial part of the Premises cannot be used or accessed for the Permitted Use then a fair portion of the Rent will be suspended during that time. The suspended portion of the Rent must be proportional to the nature and extent of the damage and inaccessibility.

(b)	Dispute

(i)	Any dispute about the amount of Rent to be suspended must be referred (by either party) to a Valuer appointed by the senior office bearer of the Institute at the time.

(ii)	Each party must pay half of the Valuer’s fees.

(iii)	The decision of the Valuer is final and binds the parties and the Valuer must act as expert and not as arbitrator.

(iv)	The Tenant must continue to pay the Rent under this Lease pending determination of any dispute by the Valuer.

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17.2	Reinstatement

(a)	Total destruction

(i)	If the Premises are wholly or substantially destroyed the Landlord may elect by notice to the Tenant within 3 months of the destruction to reinstate the Premises or terminate this Lease.

(ii)	If the Landlord elects to reinstate the Premises pursuant to clause 17.2(a)(i) it must:

(A)	start the reinstatement within 90 days after making the election; and

(B)	use reasonable endeavours to diligently proceed with and complete the reinstatement within a reasonable period of time;

having regard to the nature and extent of the destruction.

(iii)	If the Landlord does not elect to reinstate the Premises pursuant to clause 17.2(a)(i), and has not commenced reinstatement, the Tenant may terminate this Lease by notice to the Landlord.

(iv)

Subject to clause 17.3, if the Landlord elects to reinstate the Premises pursuant to clause 17.2(a)(i) but does not do so in accordance with clause 17.2(a)(ii) the Tenant may give notice to the Landlord requiring it to observe the provisions of clause 17.2(a)(ii) and if the Landlord does not do so within a reasonable period of time the Tenant may terminate this Lease by notice to the Landlord without compensation or other liability attaching to either party in respect of that termination.

(v)	Termination of this Lease pursuant to this clause 17.2(a) does not affect any accrued rights or remedies of either party.

(b)	Partial damage

(i)

Subject to clauses 17.2(b)(ii) and 17.3, if the Premises or the Building are partly damaged so that the Tenant is unable to use or access the Premises or a substantial part of the Premises the Landlord must reinstate the damage as soon as reasonably practical.

(ii)	The Landlord is not required under clause 17.2(b)(i) to reinstate the Premises or the Building exactly to their former specifications so long as:

(A)	the layout and area of the Premises is not substantially different from the layout and area of the Premises before the damage occurred; and

(B)	the materials used are not inferior to the materials previously used.

17.3	If Tenant is at fault

If:

(a)

any policy of insurance in respect of the Building or the Land has been cancelled or any rights under a policy prejudiced or the payment of any insurance premium or claim prejudiced or refused because of any negligence, wilful act or default of the Tenant or the Tenant’s Agents; or

(b)	any damage or destruction was caused or contributed to by the negligence, wilful act or default of the Tenant or the Tenant’s Agents,

then the Tenant is not entitled to a suspension of Rent under clause 17.1 (a) or to terminate this Lease under clause 17.2(a) and the Landlord is not obliged to reinstate any damage or destruction.

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17.4	Continuation of business

Subject to any Law and the requirements of the Landlord, its builder and insurer, the Tenant is, during any period of reinstatement or repair of the Premises or the Building, entitled to continue to conduct its business in the Premises so far as it may be reasonably practical for it to do so having regard to the nature of the Tenant’s business and the nature and extent of the damage sustained.

18	Demolition

18.1

Regardless of anything else contained in this Lease, the Landlord reserves the right at any time after 30 November 2025 during the Term or any extension or renewal of it to demolish (which includes any substantial repair, renovation or reconstruction of the Premises or any part of it that cannot practicably be carried out without vacant possession of the Premises) the whole or any part of the Premises and if at any time after 30 November 2025 the Landlord provides at least 12 month’s prior notice to the Tenant with details sufficient to indicate a genuine proposal that is to be carried out within a reasonably practical period of time and cannot be carried out practically without vacant possession of the Premises then this Lease will terminate on such date (being not less than 12 months after the date of the notice) as is specified in the notice.

18.2

The Tenant agrees with the Landlord that if the Landlord complies with the provisions of clause 18 the Tenant will not be entitled to make any claim or demand against the Landlord in respect of any loss or damage cost or expense which the Tenant may or does suffer.

18.3	If this Lease is so terminated by the Landlord exercising its rights pursuant to clause 18.1 then:

(a)

the Tenant will be relieved of its liability to reinstate and make good under clause 10 and instead the Tenant must remove from the Premises all the Tenant’s Property and leave it in a clean, tidy and safe condition; and,

(b)	the Landlord will not be required to pay to the Tenant any compensation.

19	Entire agreement

(a)	Entire agreement

This Lease constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this Lease and have no further effect.

(b)	No warranties or representations

Without limiting clause 19(a) the Tenant acknowledges that other than as set out in this Lease no promise, representation, warranty or undertaking has been given by or on behalf of the Landlord or its agents or anyone acting or purporting to act on its behalf regarding:

(i)	the suitability of the Premises for any business to be carried on by the Tenant;

(ii)	the quality, nature or extent of the fittings, finish, facilities and amenities of the Premises, the Building or the Building Services; or

(iii)	the lawful use of the Premises.

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20	Retail lease warranty

(a)	The Tenant warrants to the Landlord that this Lease is not a retail premises lease to which the provisions of the Act apply because the Permitted Use is not predominantly retail in nature.

(b)	The Tenant must not at any time during the Term use the Premises in a manner which results in the Premises being “retail premises” as that term is defined in the Act.

21	Building Energy Efficiency Disclosure Act 2010 (Cth)

21.1	Interpretation

Terms or expressions used in this clause that are defined or used in the BEED Determination have the meanings given to them in the BEED Determination.

21.2	Acknowledgement

The Tenant acknowledges that it has been notified that the Building has achieved a 5.0 Star NABERS energy rating.

22	Notices

22.1	Notices by Landlord

(a)	All Notices given by the Landlord under or in connection with this Lease must be:

(i)	in writing;

(ii)	signed by the Landlord or a person duly authorised by the Landlord or, where transmitted by Electronic Transmission, sent by the Landlord or a person duly authorised by the Landlord;

(iii)	directed to the Tenant at either:

(A)	the address and other details specified in Item 2 (or as varied by Notice);

(B)	the Tenant’s registered office, if applicable; or

(C)	the Premises; and

(iv)	hand delivered, sent by prepaid post or transmitted by Electronic Transmission or facsimile to that address.

(b)	The Landlord may give documents or provide information to the Tenant by Electronic Transmission to the Tenant’s address as detailed in Item 2 (or as varied by Notice).

22.2	Notices by Tenant

(a)	All Notices given by the Tenant under or in connection with this Lease must be:

(i)	in writing;

(ii)	signed by the Tenant or a person duly authorised by the Tenant or, where transmitted by e-mail, sent by the Tenant or a person duly authorised by the Tenant;

(iii)	directed to the Landlord at the address and other details specified in Item 1 (or as varied by any Notice); and

(iv)	hand delivered, sent by prepaid post or transmitted by e-mail or facsimile to that address.

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(b)

The Tenant must, within 10 Business Days after the date of this Lease provide the Landlord with its current e-mail address and that of its lawyers and must notify the Landlord of any changes to these email addresses from time to time.

22.3	Receipt

A Notice given in accordance with this clause is taken as having been given and received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, either:

(i)	on the day on which the relevant postal service estimates delivery will occur; or

(ii)	on the first day of the period during which the relevant postal service estimates delivery will occur,

based on the most recent estimate published by the relevant postal service as at the date on which the Notice is sent;

(c)	if transmitted by e-mail or Electronic Transmission, on transmission; or

(d)	if transmitted by facsimile, at the time recorded on the transmission report indicating successful transmission of the entire Notice,

but if the delivery or transmission is not on a Business Day or is after 5.00pm (recipient’s time) on a Business Day, the Notice is taken to be received at 9.00am (recipient’s time) on the next Business Day.

22.4	Requirement for written notice

For the avoidance of doubt, the requirements in clauses 22.1(a)(i) and 22.2(a)(i) apply to all Notices unless expressly excluded and no implication to the contrary is to be drawn from the use of the expressions “written” or “in writing” in relation to some but not all Notices.

23	General

23.1	Paramountcy of Lease

If this Lease conflicts with any other document, agreement or arrangement, this Lease prevails to the extent of the inconsistency.

23.2	Attorneys

Each person who executes this Lease on behalf of a party under a power of attorney warrants that he or she has no notice of the revocation of that power or of any fact or circumstance that might affect his or her authority to execute this Lease under that power.

23.3	No merger

The provisions of this Lease will not merge on completion and to the extent any provision has not been fulfilled, will remain in force.

23.4	Amendment

This Lease may not be amended or varied unless the amendment or variation is in writing signed by all parties.

23.5	Rights, remedies additional

Any rights and remedies that a person may have under this Lease are in addition to and do not replace or limit any other rights or remedies that the person may have.

Arnold Bloch Leibler	Lease | Page 47
Ref: PJM:1908926
ABL/6808271v4

23.6	No deduction or set-off

The Rent and all other moneys payable by the Tenant under this Lease must be paid without deduction, set-off, counterclaim or withholding.

23.7	Tenant to give Landlord notice of default

Despite any other provision of this Lease, the Landlord is not in default of its obligations under this Lease unless the Tenant has first given the Landlord notice of breach and the Landlord has failed, within a reasonable time after receiving the notice, to take proper steps to rectify the breach.

23.8	Further assurances

Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Lease and the transactions contemplated by it (including, but not limited to, the execution of documents).

23.9	Counterparts

This Lease may be executed in any number of counterparts and all counterparts taken together will constitute one document.

23.10	Electronic delivery of document

If a party delivers an executed counterpart of this Lease by facsimile, e-mail or Electronic Transmission:

(a)	the delivery will be deemed to be an effective delivery of an originally executed counterpart; and

(b)	the party will still be obliged to deliver an originally executed counterpart, but the failure to do so will not affect the validity or effectiveness of the Lease.

23.11	Interpretation

If any provision of this Lease is illegal or unenforceable, then the provision must be read down so as to give it as much effect as possible. If it is not possible to give the provision any effect at all, then it must be severed from the rest of the Lease.

23.12	Governing law and jurisdiction

This Lease will be governed by and construed in accordance with the laws in force in the State of Victoria and each party submits to the non-exclusive jurisdiction of the courts of that State.

23.13	Inconsistent Laws

To the extent permitted, any Law which is contrary to or otherwise inconsistent with any provision of this Lease, or otherwise affects the operation of this Lease, is excluded.

23.14	Keep confidential

(a)

The Tenant must keep the Confidential Information confidential and ensure that its officers, employees, agents and advisers keep it confidential and must not disclose this information to any person except:

(i)	with the prior written approval of the Landlord; or

(ii)	to the extent required by Law or the rules of any stock exchange.

(b)	The obligations of the Tenant under this clause 23.14 will survive termination of this Lease and continue indefinitely.

Arnold Bloch Leibler	Lease | Page 48
Ref: PJM:1908926
ABL/6808271v4

24	Condition of Premises

24.1	The Landlord agrees to carry out at its own expense the following Landlord’s Works:

(a)	Foyer Upgrade; and,

(b)	Split existing ground floor power and air-conditioning services to provide the ability for the Tenant to control the temperature for the Premises.

24.2

In all other respects the Premises are offered to the Tenant in “as is” condition (as described in the Condition Report) (and for the sake of clarity, the Landlord will not be obliged to make any changes to the kitchen, bathrooms or security access controls on the ground floor level) and the Tenant is responsible at its own Cost for any work which may be required to alter or refit the Premises in order to make it suitable for the Tenant’s particular requirements subject to the Permitted Use to a high standard consistent with the Tenant’s latest corporate style and image and otherwise in accordance with the Landlord’s design criteria appropriate to a high class office building in the vicinity of the Land of comparable size, quality, facilities and amenity (“Tenant’s Works”) subject to approval by the Landlord (which approval will not be unreasonably withheld) under the usual conditions set out in clause 9.

25	Car parking

The Lessor agrees to allow the Lessee the use of 25 car parking spaces in the basement of the Building and 10 external on-grade car parking spaces on the Land subject to the terms and conditions of the attached Licence.

26	Early access

26.1

Subject to the Landlord having vacant possession of each relevant part of the Premises and completing the Landlord’s Works prior to the Commencement Date and compliance by the Tenant with the conditions of this clause 26, the Landlord agrees to permit the Tenant access to the Premises prior to the Commencement Date for the purpose of enabling the Tenant to commence the Tenant’s Works.

26.2

The Tenant is not liable for the payment of any rent or outgoings prior to the Commencement Date but will be liable for the cost of all consumable Building Services under clause 4.6(a)(i) from the date access is provided.

26.3

The use and occupation by the Tenant of the Premises until the Commencement Date will be solely for the purposes of carrying out the Tenant’s Works and will be at the Tenant’s risk in all respects and subject to the Tenant accepting liability for the Premises during such times as this access and use occurs (including, in particular, the insurance risk and the obligation to comply with the requirements of all Authorities in relation to the Premises and the Tenant’s use of it).

26.4

The Tenant must carry out the Tenant’s Works during normal working hours unless the Landlord in its discretion allows access at other times and in undertaking the Tenant’s Works must use its best endeavours to respect the right to quiet enjoyment of the other tenants in the Building and if (either as of right or by consent from the Landlord) the Tenant causes or permits to occur a nuisance or damage to the occupier or owner of adjoining or neighbouring premises, land or building or causes or permits to occur an event or events whereby the Landlord shall be liable for breach of covenant of quiet enjoyment to any other tenant of the Building then the Tenant shall be liable for all loss and damage so suffered by the Landlord or for which the Landlord is otherwise so liable to any third party (and the Tenant hereby indemnifies and agrees to keep indemnified the Landlord in respect thereof) and the Landlord shall be entitled to withdraw any such consent previously given and/or require the Tenant to cease the offending activity or modify the activity so that it no longer contravenes the requirements of this clause.

Arnold Bloch Leibler	Lease | Page 49
Ref: PJM:1908926
ABL/6808271v4

26.5

The Tenant will keep the Premises clean and tidy and whenever necessary from time to time whilst carrying out the Tenant’s Works and on completion of the Tenant’s Works will at its own expense remove from the Premises and the Building all waste and debris wrappings containers and residual materials which result from the Tenant’s Works and failing compliance the Landlord may do so and recover the cost from the Tenant.

26.6	The Tenant will prior to the commencement of the Tenant’s Works:

(a)	provide evidence of the following insurances or will procure that any contractor employed by the Tenant will provide a certificate of currency of:

(i)	WorkCover insurance policy for any person employed by the Tenant or its contractor as a “worker” in accordance with the requirements of the Accident Compensation (WorkCover Insurance) Act 1993;

(ii)	the Tenant’s insurance for Public Risk as required by clause 11 of this Lease; and,

(iii)

a Contractor’s All Risk Insurance Policy in respect of the Tenant’s Works to the full value of it for the time being such policy to be in the name of the Tenant (and noting the interest of the Landlord) for their respective interests.

(b)	provide the Bank Guarantee required under the terms of clause 6.1 of this Lease; and,

(c)

pay to the Landlord or its agent on or before signing this Lease the amount equal to one monthly instalment of the Rent and the Building Outgoings plus the GST attributable to it being the sum of $28,742.86 which will be credited to the Tenant’s account with the Landlord for payment of the Rent and Building Outgoings (plus GST) which will become payable by the Tenant to the Landlord following the Commencement Date of this Lease.

27	Reception Desk

27.1

The Landlord grants to the Tenant the non-exclusive right and licence for the Tenant (and such employees, agents and invitees of the Tenant as are authorised by it together with others similarly entitled to its use and benefit) to use on and subject to the following terms and conditions part of the Common Area in the entrance foyer to the Building (“Reception Desk”) for the sole purpose of establishing a reception desk for use by the Tenant in conjunction with the Permitted Use subject to approval by the Landlord (which approval will not be unreasonably withheld) under the usual conditions set out in clause 9 and subject to the Tenant accepting liability for the Reception Desk as if it were part of the Premises during such times as this use occurs (including, in particular, the insurance risk and the obligation to comply with the requirements of all Authorities in relation to the Reception Desk and the Tenant’s use of it).

27.2

The Tenant must at its own cost and expense (and subject to approval of the items by the Landlord) supply and maintain a suitable desk and chairs and such other equipment and facilities as are necessary to fit and equip the Reception Desk for the approved use of it to the satisfaction of the Landlord and all relevant authorities.

27.3

The terms and conditions of this Lease (except for the liability for payment of Rent or to pay to the Landlord the various amounts due for rates, taxes and other outgoings) will apply to and are now incorporated in this Licence, modified so far as necessary and appropriate, so as to be applicable to this Licence as well as the Lease.

Arnold Bloch Leibler	Lease | Page 50
Ref: PJM:1908926
ABL/6808271v4

27.4

If under this Lease there is any limitation on the times during which the Tenant may enter the Premises or the Building or both (whether by reference to days of the week or hours of the day or both) then the rights granted by this Licence are limited to and exercisable only during those same times.

27.5

Subject to the conditions in this clause 27, the term of this Licence will be from the Commencement Date of this Lease until the expiration of this Lease but this licence will immediately and automatically terminate if this Lease is terminated.

27.6

The Tenant must pay to the Landlord for the Reception Desk an annual licence fee of Twelve Dollars ($12.00) per annum (if demanded) payable at the same times and in the same manner that the rent is payable under this Lease.

27.7

The Tenant expressly acknowledges and agrees that this Licence does not confer on the Tenant any right to exclusive possession of the Reception Desk and that this Licence will not create or be interpreted to create any form of tenancy or any other right or interest in or to the Reception Desk other than the rights contained in this clause 27.

27.8

If there is no existing breach of this Licence or the Lease between the Landlord and the Tenant, if the Tenant assigns this Lease in accordance with the provisions of clause 13 of this Lease the Landlord agrees to allow the Tenant to simultaneously transfer the benefit of this Licence to the assignee of the Tenant for the remainder of the term of the Licence.

27.9

If the Tenant fails to perform any of the Tenant’s obligations under this Licence, then the provisions of this Lease concerning any breach of the Lease will apply, modified so far as necessary and appropriate, to any breach of this Licence.

27.10

The Landlord may at any time and from time to time by giving to the Tenant notice in writing to that effect change the location or layout of any space provided for use by the Tenant under this Licence provided that each space as so changed continues to be within reasonably close proximity to the Premises.

28	Lease incentive – Rent Abatement

28.1

Regardless of anything to the contrary in the Lease, subject to the following conditions and as a once only incentive to enter into this Lease, the Landlord will provide to the Tenant as at the Commencement Date of the Lease a Rent abatement of the aggregate sum of $811,100.50 (“Rent Abatement”).

28.2	The Rent Abatement will be provided in 4 separate instalments and will be applied at the rates and for the periods and as specified below:

(a)

the first instalment of the Rent Abatement is $324,440.20 and will be applied to the Tenant’s account by 12 equal consecutive monthly instalments over the first Lease Year on the same days that the monthly instalments of the Rent are paid;

(b)

the second instalment of the Rent Abatement is $283,885.18 and will be applied to the Tenant’s account by 12 equal consecutive monthly instalments over the second Lease Year on the same days that the monthly instalments of the Rent are paid;

(c)

the third instalment of the Rent Abatement is $101,387.56 and will be applied to the Tenant’s account by 12 equal consecutive monthly instalments over the third Lease Year on the same days that the monthly instalments of the Rent are paid;

(d)

the fourth instalment of the Rent Abatement is $101,387.56 and will be applied to the Tenant’s account by 12 equal consecutive monthly instalments over the fourth Lease Year on the same days that the monthly instalments of the Rent are paid;

28.3	The conditions on which the Rent Abatement is made available by the Landlord are:

(a)	the Tenant must not be in default of any of its obligations under this Lease;

Arnold Bloch Leibler	Lease | Page 51
Ref: PJM:1908926
ABL/6808271v4

(b)	the completion of the Tenant’s Works including the rectification of any defects identified by the Landlord (subject to approval by the Landlord) for the Premises;

(c)	the Tenant must provide a certificate of currency of the Tenant’s insurance as required by clause 11 of the Lease;

(d)	production of the Bank Guarantee required under the terms of clause 6.1 of the Lease; and,

(e)	the Tenant must, subject to the terms of this Lease, commence the Permitted Use and subsequently continue to use the Premises for the Permitted Use.

28.4

This temporary arrangement will not be taken into account when determining the Rent payable for the second or subsequent Lease Years of the Term of the Lease which Rents will respectively be calculated on the basis of the full face value of the Rent according to the terms of the Lease.

28.5	This clause 28 will not be reproduced in any extension or renewal of this Lease.

29	Compensation for Rent Abatement

The Tenant acknowledges that the Landlord has agreed to enter into this Lease with the Tenant on the basis of the representation made by the Tenant to the Landlord that:

(a)	the Tenant (and each of its directors) has the necessary skill and experience to successfully operate the business described by the Permitted Use of the Premises; and,

(b)

the Tenant will remain in possession of the Premises (without assignment, franchise, sub-letting or any other transaction intended to allow another party to operate the business) for at least the first 8 Lease Years and as a consequence and relying on that representation the Landlord agreed to provide the Rent Abatement. Consequently the Tenant freely and unreservedly agrees that if for any reason whatsoever (other than the death of the directors of the Tenant) the Tenant:

(c)

breaches any of the essential covenants of the Lease and fails to remedy any such breach within the time allowed by the Landlord in any notice to the Tenant in that regard resulting in the termination of this Lease (“Premature Termination”); or,

(d)

seeks to assign the Lease or to grant a sub-letting or any other transaction (including the sale of the Tenant’s business or a change in effective control of the Tenant) intended to allow another party to operate the business (“Transaction”)

then the Tenant agrees that the Tenant’s right to the Rent Abatement will become void and as a consequence will have an immediate obligation to repay to the Landlord the sum appropriate to the period calculated as follows:

(e)

if the Premature Termination or Transaction occurs prior to the expiration of the first Lease Year the monetary value of the entire Rent Abatement for which the Tenant has received a benefit since the Commencement Date plus GST; and,

(f)

if the Premature Termination or Transaction occurs after the expiration of the first Lease Year the amount repayable is a pro rata apportionment of the monetary value of the Rent Abatement calculated in the ratio that the period from the effective date of the Premature Termination or Transaction until the expiration of the Term of this Lease bears to the period of the entire Term of this Lease plus GST.

Arnold Bloch Leibler	Lease | Page 52
Ref: PJM:1908926
ABL/6808271v4

29.2

The parties acknowledge and agree that this provision represents a carefully considered and agreed liquidated damages and agreed compensation to the Landlord in the circumstances of these events but without prejudice to the Landlord’s right to sue for and recover from the Tenant all sums to which the Landlord may be entitled by way of damages or otherwise and whether pursuant to this Lease or at law or in equity or otherwise.

29.3	This clause 29 will not be reproduced in any extension or renewal of this Lease.

Arnold Bloch Leibler	Lease | Page 53
Ref: PJM:1908926
ABL/6808271v4

SCHEDULE 1 - BUILDING RULES

(as at the Commencement Date)

1	Use of Common Areas

(a)	The Tenant must use the Common Areas for their intended purposes only. This includes:

(i)	using foyers, lobbies, passages and staircases to enter and leave the Building only;

(ii)	using loading bays (if provided) for loading and unloading only and at times permitted by the Landlord;

(iii)	using any lifts in the Building for passenger traffic only and not for goods unless specifically permitted by, and in accordance with, the directions of, the Landlord;

(iv)	not parking any vehicle or bicycle in any part of the Common Areas unless specifically permitted by, and in accordance with, the directions of, the Landlord;

(v)	not leaving any goods, or items of any kind in any part of the Common Areas; and

(vi)	not using the Common Areas for business or display purposes or for soliciting business by, for example, distributing handbills or other advertising materials.

(b)	The Tenant must not obstruct foyers, lobbies, passages and staircases in the Building.

(c)	The Tenant must not interfere with the lawful use and enjoyment of the Common Areas by any other person.

2	Security

(a)	The Tenant must notify the Landlord of the current private address and telephone number of the Tenant or, if the Tenant is a company, a responsible officer of that company.

(b)	The Tenant must:

(i)	ensure that its Keys are not copied and do not come into the possession or control of any person other than the Tenant and its employees;

(ii)	pay for any extra Keys required; and

(iii)	immediately notify the Landlord if its Keys are lost or stolen.

3	Health and Safety

(a)	The Tenant must ensure that its garbage and waste disposal practices do not adversely affect the health, hygiene or comfort of other tenants.

(b)	The Tenant must not bring any animal, bird or reptile into the Building.

Arnold Bloch Leibler	Lease | Page 54
Ref: PJM:1908926
ABL/6808271v4

(c)	The Tenant must not use any device whereby any electrical point is used for the conduct of electricity to more than one electrically operated apparatus.

(d)	The Tenant must not, without proper authorisation from the Landlord, enter any part of the Building which is not the Premises or the Common Areas.

(e)	The Tenant must not wedge open or otherwise impair the opening or closing of any self closing or automatically closing fire door or similar fire barrier in the Building.

Arnold Bloch Leibler	Lease | Page 55
Ref: PJM:1908926
ABL/6808271v4

SCHEDULE 2 – GUARANTEE

(Not used)

Arnold Bloch Leibler	Lease | Page 56
Ref: PJM:1908926
ABL/6808271v4

EXECUTION PAGE FOR LEASE

THIS LEASE is made on 8 November 2018

EXECUTED as a DEED

EXECUTED as a deed by Overland	)
Properties Pty Ltd (A.C.N. 080 534 078))
in accordance with its Constitution and	)
Section 127 of the Corporations Act 2001)
by being signed by

/s/ Robert Magid
Signature of director		Signature of director I company secretary (delete as applicable)

Robert Magid
Name of director (print)		Name of director I company secretary (print)

EXECUTED as a deed by Implant	)
Solutions Pty Ltd	)
(A.B.N. 70 126 288 864) in accordance	)
with its Constitution and Section 127 of the	)
Corporations Act 2001 by being signed by

/s/ Mark DeAmbrosis		/s/ Michael Tuckman
Signature of director		Signature of director

Mark DeAmbrosis		Michael Tuckman
Name of director (print)		Name of director (print)

Arnold Bloch Leibler	Lease | Page 57
Ref: PJM:1908926
ABL/6808271v4

ATTACHMENT 1 - PLAN OF PREMISES

(To be attached)

72.8
Adjoining Tenancy
37.8
33.2
13.8
29.1
Amenities B
Amenities A
Amenities C
Office
Store
Lift
Lobby
Courtyard
GROUND FLOOR

SPRINGVALE ROAD

### Information Schedule

| | |
|---|---|
| GROUND FLOOR | |
| Office | 2,408.3 m² |
| **Total Area** | **2,408.3 m²** |
| Amenities A | 47.0 m² |
| Amenities B | 60.3 m² |
| Amenities C | 35.0 m² |
| Lobby | 267.6 m² |
| Store | 13.2 m² |

0 5 10 15
SCALE 1 : 300

| | | | |
|---|---|---|---|
| Plan Prepared For: OVERLAND PROPERTIES Pty Ltd | PROPOSED MARKETING DRAWING<br>Ground Level, 759 - 767 Springvale Rd<br>MULGRAVE, VIC | Date: 10/07/2018 | |
| | | Ref: 64093 | Rev: B |
| | | Drawn: LW | Checked: AP |
| | | Scale: 1:300 @ A3 | Sheet: 1 of 1 |

Australia | New Zealand
REALSERVE
Start confident.
Building Measurement Specialist
Consulting Land Surveyors
3D Laser Scanning
ph. 03 9415 6565
www.realserve.com.au

72.81, the Adjoining Tenancy the 1 N GROUND FLOOR 29.1 L 1 1 SPRINGVALE ROAD Information Schedule GROUND FLOOR Office 2,408.3 m Total Area 2,408.3 m Amenities A 47.0 m Amenities B 60.3 m Amenities C 35.0 m Lobby 267.6 m Store 13.2 m SCALE 1: 300 Disclaimer: This plan has been prepared for marketing purposes only. Interested parties should undertake their own enquiries as to the accuracy of the information. Areas are approximate and dimension rounding may result in area discrepancies. Plan PROPOSED MARKETING DRAWING Date: 10/07/2018 Australia I New Zealand Building Measurement Specialist Prepared REALSERVE Consulting Land Surveyors OVERLAND PROPERTIES Pty Ltd Ref: 64093 Rev: B 3D Laser Scanning For: Ground Level, 759—767 Springvale Rd Drawn: LW Checked: AP ph. 03 9415 6565 MULGRAVE, VIC Scale: 1:300@ A3 Sheet: 1 of 1 Start confident. www.realserve.com.au

ATTACHMENT 2 – CONDITION REPORT

(A cold shell condition report to be attached)

ATTACHMENT 3 – CAR PARKING LICENCE

PARTICULARS

1	LICENSOR	Overland Properties Pty Ltd (A.C.N. 080 534 078) Suite 405, 55 Grafton Street Bondi Junction NSW 2022

2	LICENSEE	Implant Solutions Pty Ltd (A.B.N. 70 126 288 864) Unit 23, 1866 Princes Highway, Clayton Trading as: Osteon Medical

3	LEASE	The lease of the Premises made between the Licensor and the Licensee to which this licence is attached

4	CAR PARK	Those parts of the Land and the Building (including driveways and aisles) designated by the Licensor for the purpose of parking Cars

5	SPACES	25 car park Spaces in the basement Car Park plus 10 car parking Spaces in the external on-grade area of the Car Park on the Land as allocated from time to time by the Licensor in consultation with the Licensee

6	PARKING SPACE USE	Parking Cars in the Spaces

7	COMMENCEMENT DATE	The Commencement Date of the Lease

8	LICENCE PERIOD	The period from the Commencement Date until the expiry or earlier termination of the Lease

9	LICENCE FEE

For the 25 car park spaces in the basement Car Park - $960.00 per Car Space per annum (being $80.00 per Car Space per month) (subject to review or adjustment pursuant to clause 4.2)

For the 10 car parking Spaces in the external on-grade area of the Car Park on the Land—no additional charge.

10	PERMITTED HOURS	The Core Building Hours (or such longer hours as may be approved in writing by the Licensor from time to time)

TERMS AND CONDITIONS OF LICENCE

1	Background

(a)	By the Lease, the Licensor leases the Premises to the Licensee.

(b)	The Licensor agrees to grant to the Licensee a non-exclusive licence to use the Spaces on the terms and conditions of this Licence.

2	Definitions and Interpretation

2.1	Definitions

In this Licence, unless the context requires otherwise, words and phrases described in the Particulars have the same meanings when used in this Licence. Other terms used in this Licence are defined below:

“Car” means a motor vehicle not more than 5 metres in length and not more than 2 metres in height, and any other vehicle from time to time approved in writing by the Licensor.

“Licensee” includes, where not repugnant to the context, the Licensee’s Agents.

“Licensee’s Agents” means the Licensee’s sublicensees, employees, contractors, agents, licensees, franchisees, concessionaires invitees, clients, customers or visitors or, where the context permits, any person for whom the Licensee is responsible and any other person claiming through or under the Licensee.

“Particulars” means the Particulars forming part of this Licence.

“Security Pass” means a security pass, key or access card to enable access to the Car Park during the Permitted Hours.

2.2	Interpretation

In this Licence, unless expressly provided words which begin with a capital letter and are not defined in this Licence have the same meaning in this Licence as in the Lease.

3	Grant of Licence

The Licensor grants to the Licensee and the Licensee takes a non-exclusive licence to:

(a)	use the Spaces for the Parking Space Use; and

(b)	use such access routes designated by the Licensor which are reasonably required in order to enter and exit the Car Park and the Spaces,

from the Commencement Date, for the Licence Period, during the Permitted Hours, at the Licence Fee and upon the following terms and conditions.

4	Payments by Licensee

4.1	Licence Fee

(a)

The Licensee must pay the Licence Fee to the Licensor without demand or deduction or set-off by equal consecutive monthly instalments on the same days that the Rent is payable under the Lease (and the first and last payments if necessary will be proportionate ones).

(b)	The first Licence Fee payment must be made on or before the Commencement Date.

4.2	Review of Licence Fee

The Licence Fee will be reviewed at the same time and in the same manner as the Rent is reviewed pursuant to the Lease.

4.3	Security Pass

(a)	The Licensor will if required for the right of entry, on the Commencement Date, issue to the Licensee one Security Pass for each Space.

(b)	The Licensee must pay to the Licensor the Cost of issuing a new Security Pass or reprogramming an existing Security Pass if an existing Security Pass is lost or stolen.

4.4	Other payments

The Licensee must pay, or reimburse, to the Licensor within 5 Business Days of demand:

(a)	all costs incurred by the Licensor in identifying the Spaces as those which the Licensee is entitled to use;

(b)	any additional Costs (including those relating to insurance) which the Licensor incurs or becomes liable for as a result of the use of the Spaces or the Car Park by the Licensee; and

(c)	any levies imposed charged or levied in respect of this Licence or the use of the Spaces pursuant to the Congestion Levy Act 2005.

5	Incorporation of Lease terms

(a)

The terms and conditions of the Lease (modified so far as necessary and appropriate so as to be applicable to this Licence) are incorporated as if they were set out in full in this Licence and in particular:

(i)	all references to “Rent” are deemed to be references to “Licence Fee”;

(ii)	all references to “Premises” are deemed to be references to “Spaces”; and

(iii)	all references to “Permitted Use” are deemed to be references to “Parking Space Use”.

(b)	If there is any inconsistency between the terms and conditions of the Lease and this Licence the provisions of this Licence will prevail.

6	Licensee’s obligations

6.1	Obligations

The Licensee must:

(a)	comply with all the Licensor’s directions in connection with the use of the Spaces and the Car Park, including all traffic signs, signals and notices displayed in the Car Park;

(b)	keep the Spaces free from deposits of grease, oil, petrol and other harmful, inflammable or unsightly matter;

(c)

provide the Licensor with the name and address of all parties who will be issued with a Security Pass and the model and registration number of the Cars that will be parked in the Spaces within 5 days after the date of this Licence and notify the Licensor of any changes to those details within 5 days of those changes occurring;

(d)	only park one Car in each Space;

(e)	immediately notify the Licensor in writing if a Security Pass is lost or stolen; and

(f)	on the expiry or earlier termination of this Licence:

(i)	remove the Licensee’s property from the Car Park including any Cars, motor cycles or bicycles; and

(ii)	return to the Licensor all Security Passes.

6.2	Restrictions

The Licensee must not:

(a)	leave any Car in any part of the Building unattended and with its engine running;

(b)	carry out any repairs or wash any Car in the Car Park except at such times and in such places as the Licensor may approve in its absolute discretion;

(c)	fill or drain fuel tanks of any Car in the Car Park except at such times, under such conditions and in such places as the Licensor may approve in its absolute discretion;

(d)	bring into or leave in the Car Park any unroadworthy Car;

(e)	obstruct access to, or entrances or exits of, the Car Park or the Building;

(f)	store or use chemicals, inflammable dangerous or explosive substances such as acetylene, gas or industrial alcohol on or about the Car Park or the Spaces except for fuel in the fuel tanks of Cars;

(g)	create any litter in the Car Park; or,

(h)	allow any of the Licensee’s Agents to breach any of the Licensee’s obligations under this Licence.

7	Licensor’s rights

The Licensor may:

(a)

at any time, and from time to time, by giving written notice to the Licensee change the location or layout of any Space so long as each Space so changed continues to be suitable for the parking of a Car;

(b)	exclude from the Car Park persons which it considers are disruptive, undesirable or materially adversely affect the amenity of the Car Park, the Building or their use by the Licensor and others;

(c)

carry our repairs or alterations to the Car Park and may require the Licensee to suspend its use of the Spaces during this period. The Licensor will make an appropriate adjustment to the Licence Fee to be paid during any period of suspension if it is unable to provide temporary alternative parking arrangements;

(d)	if the Licensee does not remove its property as required under clause 6.1(f)(i), treat this property as being abandoned and deal with it as the Licensor sees fit; and

(e)	(but is not obliged to):

(i)	remove any Car from the Car Park in the case of emergency or if the safety of the Car Park or the Building is, in its opinion, endangered; and

(ii)	check the identity or authority of any person removing, or attempting to remove, a Car from the Car Park.

8	Termination

(a)	This Licence:

(i)	ends when the Lease ends;

(ii)	may be terminated pursuant to clause 16 of the Lease (which is incorporated into this Licence by clause 5); and,

(iii)

may be terminated with immediate effect by notice from the Licensor to the Licensee if the Licensee does not remedy any other breach of this Licence within 10 Business Days of receiving notice of the breach from the Licensor.

(b)	The termination of this Licence pursuant to clause 8(a) does not affect any accrued rights or remedies of either party.

9	Dealings

(a)	This Licence is personal to the Licensee, and the Licensee must not assign, sub-licence or otherwise deal with its rights or obligations under this Licence.

(b)

If the Licensor sells or otherwise disposes of the Car Park, it will use all reasonable endeavours to ensure that the new owner enters into a new licence with the Licensee upon the same terms and conditions as are contained in this Licence.

(c)	The Licensor agrees to grant a new licence upon the same terms and conditions as this Licence to any party to whom the Lease is lawfully assigned.

10	Nature of Licence

The Licensee acknowledges and agrees that this Licence:

(a)	is contractual only;

(b)	does not confer on the Licensee any rights to exclusive possession or occupancy of any Space; and

(c)	does not create any form of tenancy or any other estate or interest in the Spaces or the Car Park.

11	General

11.1	Entire agreement

This Licence constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this Licence and have no further effect.

11.2	Paramountcy of Licence

If this Licence conflicts with any other document, agreement or arrangement, this Licence prevails to the extent of the inconsistency.

11.3	No merger

The provisions of this Licence will not merge on completion of any transaction contemplated in this Licence and, to the extent any provision has not been fulfilled, will remain in force.

11.4	Attorneys

Each person who executes this Licence on behalf of a party under a power of attorney warrants that he or she has no notice of the revocation of that power or of any fact or circumstance that might affect his or her authority to execute this Licence under that power.

11.5	Amendment

This Licence may not be amended or varied unless the amendment or variation is in writing signed by all parties.

11.6	Severability

Part or all of any provision of this Licence that is illegal or unenforceable will be severed from this Licence and will not affect the continued operation of the remaining provisions of this Licence.

11.7	Waiver

Waiver of any power or right under this Licence:

(a)	must be in writing signed by the party entitled to the benefit of that power or right; and

(b)	is effective only to the extent set out in that written waiver.

11.8	Rights, remedies additional

Any rights and remedies that a person may have under this Licence are in addition to and do not replace or limit any other rights or remedies that the person may have.

11.9	No deduction or set-off

The Licence Fee and all other monies payable by the Licensee under this Licence must be paid without deduction, set-off, counterclaim or withholding.

11.10	Further assurances

Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Licence and the transactions contemplated by it (including, but not limited to, the execution of documents).

11.11	Counterparts

This Licence may be executed in any number of counterparts and all counterparts taken together will constitute one document.

11.12	Governing law and jurisdiction

This Licence will be governed by and construed in accordance with the laws in force in the State of Victoria and each party submits to the no-exclusive jurisdiction of the courts of that State.

11.13	Execution

Execution of the Lease is considered as acceptance of the terms of this Licence.